UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

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Preliminary Information Statement

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Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

CANTABIO PHARMACEUTICALS INC.

(Name of Registrant As Specified In Its Charter)

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CANTABIO PHARMACEUTICALS INC.

2225 East Bayshore Road

Palo Alto, California 94303

Tel. 844-200-2826

May 24, 2019

Dear Cantabio Stockholder:

At a meeting of the board of directors of Cantabio Pharmaceuticals Inc., a Delaware corporation ("Cantabio"), held on March 13, 2019, Cantabio's board of directors approved, and effective March 19, 2019 the holders of a majority of the outstanding shares of common stock executed a written consent approving an amendment to Cantabio's certificate of incorporation that, upon filing with the Secretary of State of the State of Delaware, will effect a 1-for-5,000 reverse stock split of Cantabio's common stock. The actions to be taken pursuant to the written consent will be taken at least 20 days after the mailing of this information statement, which we expect to commence on or about May 24, 2019.

We are sending you this information statement of Cantabio on Schedule 14C in connection with the reverse stock split. Holders of Cantabio's common stock at the close of business on March 19, 2019, the date on which written consents executed by a sufficient number of stockholders to approve the certificate of amendment were delivered to Cantabio, will be given notice of the action by written consent of Cantabio's stockholders. This is not a notice of a special meeting. This information statement is designed to inform you of the reverse stock split and to provide you with information about the reverse stock split.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE REVERSE STOCK SPLIT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE REVERSE STOCK SPLIT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT IN CONNECTION WITH THE REVERSE STOCK SPLIT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CANTABIO OR ANY OTHER PERSON.

The date of this information statement is May 24, 2019.

By Order of the Board of Directors,

/s/ Gergely Toth

Gergely Toth

Chairman of the Board, President and Chief Executive Officer

CANTABIO PHARMACEUTICALS INC.

2225 East Bayshore Road

Palo Alto, California 94303

Tel. 844-200-2826

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF

STOCKHOLDERS OF CANTABIO PHARMACEUTICALS INC.

NOTICE IS HEREBY GIVEN, pursuant to Section 228(e) of the Delaware General Corporation Law, that on March 19, 2019, the record holders of a majority of the outstanding shares of common stock acted by a written consent, without a stockholders' meeting, to, among other things, adopt and approve an amendment to Cantabio's certificate of incorporation to effect a 1-for-5,000 reverse stock split of Cantabio's common stock. The following actions will be taken pursuant to the written consent:

1.

On or about the 20th day following the mailing of this information statement, which we expect to commence on or about the date hereof, our certificate of incorporation will be amended to effect a 1-for-5,000 reverse stock split of Cantabio's common stock by the filing of the certificate of amendment to Cantabio's certificate of incorporation in substantially the form attached hereto as Appendix A.

2.

On or about the 20th day following the mailing of this information statement, Broadridge Financial Solutions, Inc. will process a reverse stock split of Cantabio's common stock at the rate of 1-for-5,000, whereby every 5,000 shares of Cantabio's existing common stock will be combined and converted into one share of new Cantabio common stock. No fractional shares will be issued, and:

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Stockholders who hold less than 5,000shares of existing common stock on the effective date of the reverse stock split will receive cash in the amount of $0.01296 per share of existing pre-reverse split common stock.

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Stockholders who hold more than 5,000 shares of existing common stock on the effective date of the reverse stock split will receive:

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one share of new common stock for each 5,000 shares of existing common stock held on the effective date of the reverse split; and

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cash in lieu of any fractional share of new common stock that such holder would otherwise be entitled to receive on the basis of $0.01296 per share of existing common stock.

3.

All stock certificates evidencing ownership of Cantabio common stock outstanding immediately prior to the reverse stock split will be deemed for all purposes to represent (a) a claim for cash payment in lieu of a fractional share of new Cantabio common stock and/or (b) new certificates representing the number of shares of new Cantabio common stock that will result from the reverse stock split, whether or not the certificates representing existing Cantabio common stock are surrendered for exchange.

These items are described in detail in the enclosed information statement, which is incorporated by reference and made part of this notice.

By Order of the Board of Directors,

/s/ Gergely Toth

Gergely Toth

Chairman of the Board and Chief Executive Officer

SUMMARY TERM SHEET

The following summary term sheet provides an overview of the material matters that are presented in this information statement. This summary term sheet should be read in conjunction with the full text of this information statement and the appendices attached hereto. EACH STOCKHOLDER IS URGED TO READ THE ENTIRE INFORMATION STATEMENT AND APPENDICES WITH CARE. In this information statement, the terms " Cantabio," "we," "us," "our," and similar terms refer to Cantabio Pharmaceuticals Inc., a Delaware corporation, having its principal executive offices at 2225 East Bayshore Road, Palo Alto, California, 94303, telephone: 844-200-2826. This information statement is first being sent or delivered to Cantabio's stockholders on or about May 24, 2019.

The Reverse Stock Split

On or about the 20th day following the mailing of this information statement, which we expect to commence on or about the date hereof, Cantabio Pharmaceuticals Inc., a Delaware corporation ("Cantabio"), will file with the Delaware Secretary of State a certificate of amendment to Cantabio's certificate of incorporation to effect a 1-for-5,000 reverse stock split of Cantabio's common stock, par value $0.001, as unanimously approved by our board of directors and the holders of a majority of Cantabio's outstanding shares of common stock. A copy of the certificate of amendment is attached hereto as Appendix A.

Each holder of record on the date of effectiveness of the filing of the certificate of amendment with the Delaware Secretary of State will be entitled to receive one share of new common stock for every five thousand shares of existing common stock held by that person.

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No fractional shares will be issued in connection with the reverse stock split.

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Stockholders who hold less than 5,000 shares of existing common stock on the effective date of the reverse stock split will receive cash in the amount of $0.01296 per share of existing pre-reverse split common stock and will cease to be stockholders of Cantabio after the reverse stock split. The amount of cash each holder of fractional common stock will receive will be calculated by multiplying the number of shares of existing common stock held by the stockholder on the effective date of the reverse stock split times $0.01296.

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Stockholders who hold more than 5,000 shares of existing common stock on the effective date of the reverse stock split will receive:

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one share of new common stock for each 5,000 shares of existing common stock held on the effective date of the reverse split; and

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cash in lieu of any fractional share of new common stock that such holder would otherwise be entitled to receive on the basis of $0.01296 per share of existing common stock. For detailed information concerning the terms and provisions of the reverse stock split, see "Special Factors" and "The Reverse Stock Split."

Effect of the Reverse Stock Split on Cantabio's Existing Common Stockholders

Cantabio currently has 112,724,148 shares of common stock issued and outstanding.  As of December 14, 2018, we had identified 1,839 non-objecting beneficial owners of our common stock. Of these,

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1,552 stockholders currently hold less than 5,000 shares of common stock; and

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287 stockholders currently hold more than 5,000 shares of common stock.

Based on the aggregate number of stockholders of record of our common stock, and the number of stockholders of more than 5,000 shares of our common stock, we estimate that, following the reverse stock split, there will be approximately 21,359 shares of new common stock issued and outstanding held by approximately 339 shareholders. For additional information concerning the effect of the reverse stock split on our stockholders, see “Special Factors-Effects of the Reverse Stock Split on Unaffiliated Stockholders Who Hold Fewer than 5,000 Shares of Our Common Stock in a Single Account,” “Special Factors-Effects of the Reverse Stock Split on Unaffiliated Stockholders Who Hold 5,000 or More Shares of Our Common Stock in a Single Account,” “Special Factors-Effects of the Reverse Stock Split on Affiliated Stockholders,” “Special Factors-Effects of the Reverse Stock Split on Our Affiliates’ Interests in Our Net Book Value and Net Loss” and “Special Factors-General Examples of Potential Effects of the Reverse Stock Split”

Termination of Cantabio’s SEC Reporting Obligations After the Reverse Stock Split

Following the completion of the reverse stock split and the filing of a Form 15 with the Securities and Exchange Commission, or the SEC, the registration of our common stock, as well as our duty to file reports with the SEC under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, will terminate and our common stock will no longer be publicly traded on the OTCQB bulletin board. We will continue operations as a non-reporting private corporation. Our duty to file reports with the SEC under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, is sometimes referred to herein as the “registration and periodic reporting obligations.” For detailed information concerning the purpose, reasons for and effect of the reverse stock split, see “Special Factors.”

Interests of Our Directors and Executive Officers in the Reverse Stock Split

Our board of directors and our executive officers may have interests in the reverse stock split that are or may be different from, or in addition to, your interests as one of our stockholders:

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Each of our directors and our executive officers currently own more than 5,000 shares of common stock and, therefore, expect to continue as stockholders of Cantabio after the implementation of the reverse stock split.

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Unlike stockholders who own less than 5,000 shares of Cantabio common stock on the effective date of the reverse stock split, each of our directors and our executive officers will have the opportunity to participate in the potential upside of any increase in the value of our common stock after the reverse stock split.

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We expect each of our directors and our executive officers to retain their respective current positions as directors or executive officers of Cantabio following the reverse stock split.

Each of our directors and our executive officers will receive the same cash consideration as our unaffiliated stockholders for fractional shares of common stock to which they would be entitled as a result of the reverse stock split. For detailed information concerning the interests of our directors and our executive officers in the reverse stock split, see “Special Factors - Interests of Our Directors and Executive Officers in the Reverse Stock Split.”

Reports, Opinions and Appraisals

Our board of directors has obtained a report from Albeck Financial Services Inc. (“Albeck”), an outside financial advisor, as to the fairness of the consideration to be received by holders of common stock who would otherwise hold fractional shares immediately following the reverse stock split. Albeck decided what would be a fair per share consideration to be received by holders of common stock who would otherwise hold fractional shares immediately following the reverse stock split rather than providing a fairness opinion on a per share amount chosen by management. Report arrived at a company-wide valuation of $1.46 million, which comes out to $0.01296 per outstanding share. Albeck is a global financial consulting firm with offices in New York, Houston, Hong Kong, Shanghai and Shenzhen. They have over 30 years’ experience providing financial services and include valuation services among their core services.

The Company’s management had solicited quotations for valuation services from two financial services firms and chose Albeck based on their reputation, the cost of such services and the time given to provide the valuation report.  Other than the provision of the report by Albeck to us, none of the Company, its directors and officers and its affiliate shareholders, on the one hand, and Albeck or any of its affiliates or unaffiliated representatives that are known to the Company have had any relationship within the past two years and no such relationship is currently contemplated. For additional information, see “Special FactorsFactors Considered by Our Board of Directors as to the Fairness of the Reverse Stock SplitProcedural Factors Disfavoring the Reverse Stock Split” and “Special Factors  Reports, Opinions and Appraisals”

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Cantabio has not required the approval of the reverse stock split by the holders of a majority of Cantabio’s shares held by persons unaffiliated with Cantabio. For additional information, see “Special Factors-Factors Considered by Our Board of Directors as to the Fairness of the Reverse Stock Split-Procedural Factors Disfavoring the Reverse Stock Split.”

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Cantabio has not appointed a special committee of independent directors or other unaffiliated persons to determine the fairness of the terms of the reverse stock split. For additional information concerning the appointment of a special committee, see “Special Factors-Factors Considered by the Board of Directors as to the Fairness of the Reverse Stock Split-Procedural Factors Disfavoring the Reverse Stock Split.”

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Cantabio does not have non-employee directors and does not intend to appoint any (or appoint an unaffiliated representative) to act solely on behalf of unaffiliated security holders for purposes of negotiation of the terms of the transaction described in this information statement or preparing a report concerning the fairness of the reverse stock split. For additional information concerning the appointment of an unaffiliated representative to act on behalf of our unaffiliated stockholders, see “Special Factors-Factors Considered by the Board of Directors as to the Fairness of the Reverse Stock Split-Procedural Factors Disfavoring the Reverse Stock Split.”

Determination of Our Board of Directors

Our board of directors unanimously determined that the reverse stock split is substantively and procedurally fair to, and in the best interests of, our unaffiliated stockholders, whether they are cashed out or remain as stockholders of Cantabio. Our board made this determination after careful consideration of several factors relating to:

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The fairness of the reverse stock split;

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The cash consideration to be paid to stockholders who would otherwise be entitled to receive a fractional share of our new common stock as a result of the reverse stock split; and

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The benefits and consequences of the reverse stock split.

By written consent dated March 13, 2019, the board of directors unanimously approved the reverse stock split, the filing of the certificate of amendment attached as Appendix A hereto, and the transactions contemplated thereby. For additional information concerning the board of director’s approval of the reverse stock split, see “Special Factors-Background of the Reverse Stock Split; Alternatives Considered by Our Board of Directors,” “Special Factors-Reasons for the Reverse Stock Split,” “Special Factors-Factors Considered by Our Board of Directors as to the Fairness of the Reverse Stock Split,” and “Special Factors-Position of Cantabio Regarding the Fairness of the Reverse Stock Split.”

Reservation of Right to Abandon the Reverse Stock Split

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Our board of directors has retained the right to abandon the reverse stock split, even though approved by the board of directors and Cantabio’s stockholders, if the board of directors determines prior to the effective date of the reverse stock split that the reverse stock split is not then in Cantabio’s best interests or the best interests of our stockholders.

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Among the circumstances the board of directors may consider in reaching a decision to abandon the reverse stock split is if the transaction becomes too expensive or there is a risk that it will not result in a reduction in the number of record holders to fewer than 500. For additional information concerning the board of director’s right to abandon the reverse stock split, see “Special Factors-Reservation of Right to Abandon the Reverse Stock Split.”

Stockholder Approval

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Under Delaware law and Cantabio’s certificate of incorporation, as amended, the approval of the holders of a majority of the outstanding shares of common stock is required to effect the reverse stock split.

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On the record date for notice of action by written consent of our stockholders included at the beginning of this information statement, we had 112,724,148 shares of common stock outstanding, each of which was entitled to one vote

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Our directors and executive officers beneficially own an aggregate of 70.02% of our issued and outstanding stock as follows: (i) Max Zhu, a director, owns approximately 33.5% of our issued and outstanding stock, (ii) Gergely Toth, a director and our Chief Executive Officer, owns approximately 28.5% of our issued and outstanding stock, (iii) Thomas Sawyer, a director and our Chief Operations Officer, owns approximately 8.1% of our issued and outstanding stock.

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Pursuant to Section 228(e) of the Delaware General Corporation Law, we are delivering notice of action by written consent of Cantabio's stockholders to stockholders of record as of the close of business on March 22, 2019, the date on which written consents executed by a sufficient number of stockholders to approve the certificate of amendment were delivered to Cantabio.

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No further stockholder vote, action or consent is necessary, and there will not be a special meeting of stockholders. WE ARE NOT ASKING YOU FOR A PROXY AND WE REQUEST THAT YOU DO NOT SEND US A PROXY. For additional information concerning the stockholders' approval of the reverse stock split, see "The Reverse Stock Split- Stockholder Approval of the Reverse Stock Split; Affiliated Stockholder Ownership."

Dissenters' Rights

Stockholders are not entitled to appraisal rights in connection with the reverse stock split under either Cantabio's governance documents or the Delaware General Corporation Law. For more information, see "The Reverse Split - Dissenters' Rights."

Source of Funds for the Reverse Stock Split

We have cash on hand that will be sufficient to pay out the approximately $22,000 we estimate will be required for the fractional shares resulting from the reverse stock split. For more information, see "The Reverse Stock Split-Source of Funds and Financial Effect of the Reverse Stock Split."

Effect on Our Business

The reverse stock split is not expected to have an immediate affect our current business plan or operations, except for the anticipated cost and employee time savings associated with termination of our public company registration and periodic reporting obligations and the approximate amount of $21,295 of cash that will be spent to effectuate the reverse stock split. We anticipate that as a private entity, we will have increased access to funds and any such funds that we receive could expand our business.  For more information, see "Special Factors - Reasons for the Reverse Stock Split," "Special Factors - Effects of the Reverse Stock Split on Cantabio," and "The Reverse Split - Fees and Expenses."

Trading of Common Stock

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Cantabio's common stock is traded over-the-counter on the OTCQB market maintained by the OTC Markets Group Inc. under the symbol "CTBO."

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On March 12, 2019, shortly before the public announcement of the proposed reverse stock split, the high and low bid prices for Cantabio's common stock was $0.0055 and $0.0030, respectively. For price ranges of Cantabio's common stock, see "Market for Common Stock and Dividend Policy."

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The average trading volume of our common stock in the 90 days prior to March 12, 2019 was 101,141 shares per day and the daily dollar volume during such period was approximately $0.0084.

Material Federal Income Tax Consequences

We believe the reverse stock split will be treated as a tax-free "recapitalization" for federal income tax purposes, which will result in no material federal income tax consequences to Cantabio. Depending on your individual situation, the reverse stock split may give rise to certain income tax consequences. For additional information concerning the potential federal income tax consequences of the reverse stock split, see "Special Factors-Certain Material Federal Income Tax Consequences."

QUESTIONS AND ANSWERS ABOUT THE REVERSE STOCK SPLIT

The following questions and answers briefly address some commonly asked questions about the reverse stock split that may not be addressed in the summary above. These questions and answers may not include all the information that is important to you. We urge you to read carefully this entire information statement, including the appendices hereto.

Q:

When will the reverse stock split be effective?

A:

The reverse stock split will be effective upon our filing of the certificate of amendment to our certificate of incorporation with the Delaware Secretary of State, which we plan to do on or about 20 days after the mailing of this information statement, which we expect to commence on or about the date hereof. The date on which the certificate of amendment is accepted for filing by the Delaware Secretary of State is sometimes referred to in this information statement as the "effective date of the reverse stock split."

Q:

When will Cantabio cease to be an SEC reporting public company?

A:

The registration of our common stock under the Securities Exchange Act of 1934, as amended, will be terminated upon our filing of a Form 15 with the SEC, which we will do as promptly as possible after we file the certificate of amendment to our certificate of incorporation with the Delaware Secretary of State. After our Form 15 is filed with and accepted by the Securities and Exchange Commission, the registration of our common stock, as well as our duty to file reports with the SEC under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, will terminate and our common stock will no longer be publicly traded on the over the OTCQB.

The reverse stock split, the filing of Form 15 and the resulting termination of the registration of our common stock and the termination of our duty to file reports with the SEC are sometimes referred to collectively in this information statement as the "going private" transaction.

Q:

What are some of the advantages of the reverse stock split?

A:

Our board of directors believes that the reverse stock split will have the following advantages, among others:

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Terminating the registration of our common stock will eliminate the expenses and our officers' and employees' time and effort related to our registration and periodic reporting obligations under the Securities Exchange Act of 1934, as amended, and the related stockholder servicing expenses associated with being an SEC reporting company and subject the Sarbanes-Oxley Act of 2002, which are estimated to be in excess of $130,000 annually.

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Providing complete liquidity for our unaffiliated stockholders holding fewer than 5,000 shares and partial liquidity for other unaffiliated stockholders where liquidity has been lacking in the market, and doing so at a fair price through a transaction in which unaffiliated stockholders may be eligible to receive capital gains tax treatment for any realized gains, and avoid paying brokerage commissions and fees;

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Allowing our officers and employees to focus exclusively on our business goals and objectives; and

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Providing access to potential investors that do not invest in publicly held companies.

For additional information concerning the advantages of the reverse stock split and alternatives to the reverse stock split considered by our board of directors, see "Special Factors- Background of the Reverse Stock Split; Alternatives Considered by Our Board of Directors" and "Special Factors-Reasons for the Reverse Stock Split."

Q:

What are some of the disadvantages of the reverse stock split?

A:

Our board of directors believes that the reverse stock split will have the following disadvantages, among others:

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Stockholders owning less than 5,000 shares of our common stock will not have an opportunity to liquidate their shares at a time and for a price of their choosing; instead, they will be cashed out and will no longer be stockholders of Cantabio and will not have the opportunity to participate in or benefit from any future potential appreciation in Cantabio's value.

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Stockholders remaining in Cantabio following the reverse stock split will no longer have available all of the information regarding Cantabio's operations and results that is currently available in our filings with the SEC. As a result of the reverse stock split and resulting termination of our registration and periodic reporting obligations, Cantabio will no longer prepare or file with the SEC, among other things, annual reports on Form 10-KSB or quarterly reports on Form 10-QSB. As a result, our stockholders will no longer be provided, among other things:

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quarterly financial information;

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information concerning our properties, assets and business;

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our management's annual and quarterly reports on our financial condition, results of operations and liquidity and capital resources;

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information concerning our directors and executive officers and their compensation, stock ownership and transactions in our common stock;

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information concerning the stock ownership of our principal stockholders;

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information concerning, and copies of, our corporate and organizational documents and our material contracts and agreements; and

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information concerning material transactions that we enter into.

The elimination of these reporting requirements will result in the loss of financial transparency for unaffiliated stockholders that remain stockholders in Cantabio after the reverse stock split.

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We anticipate that we will no longer prepare proxy materials for our annual meetings of stockholders, and our stockholders may elect to act by written consent of stockholders in lieu of holding annual meetings of stockholders. Cantabio will no longer be subject to the liability provisions of the Securities Exchange Act of 1934, as amended, and will no longer be subject to the provisions of the Sarbanes-Oxley Act of 2002, and our officers will no longer be required to certify the accuracy of our financial statements.

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Stockholders remaining in Cantabio following the reverse stock split will no longer be able to trade our common stock on the over the OTCQB, the effect of which is a loss of liquidity.

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Cantabio will be less likely to be able to use stock to acquire other companies; and it will be more difficult for Cantabio to access the public equity markets.

For additional information concerning the disadvantages of the reverse stock split, see "Special Factors- Factors Considered by Our Board of Directors as to the Fairness of the Reverse Stock Split-Substantive Factors Disfavoring the Reverse Stock Split" and "-Procedural Factors Disfavoring the Reverse Stock Split."

Q:

Cantabio has been publicly held for several years; what are some of the reasons for "going private" now?

A:

Our board of directors believes that Cantabio currently derives no material benefit from its public company status. In addition to the direct financial burden from being a public company, the thin trading market in our common stock has not provided liquidity to our stockholders, nor do we expect that we will be able to use our stock as currency for acquisitions or other transactions in the future. Cantabio is pursuing financing opportunities with potential investors that would not invest in a public company, although to date we have not entered into any binding agreements with such potential investors. These factors, combined with the implementation costs and ongoing expenses to be incurred by Cantabio during 2019 related to the internal controls requirements of Section 404 of the Sarbanes-Oxley Act of 2002, led our board of directors to conclude that Cantabio should terminate its public company status.

Q:

What are some of the factors supporting the board's determination to approve the reverse stock split?

A:

Our board of directors based its determination to approve the reverse stock split on several factors. Importantly, the board of directors considered the relative advantages and disadvantages discussed below and under "Special Factors - Background of the Reverse Stock Split; Alternatives Considered by Our Board of Directors," "-Reasons for the Reverse Stock Split," "-Factors Considered by Our Board of Directors as to the Fairness of the Reverse Stock Split" and "-Position of Cantabio Regarding the Fairness of the Reverse Stock Split." The Board also considered certain other factors, including:

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The analysis regarding the reverse stock split of the board of directors' discussions and conclusions about the fairness, from a financial point of view based upon the report of Albeck, of the pre-split share price of $0.01296 to be paid for fractional shares to our unaffiliated stockholders owning less than 5,000 shares or a number of shares not evenly divisible by 5,000.

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The projected tangible and intangible cost savings to Cantabio by terminating its public company status.

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Attempts by our stockholders to achieve liquidity in the existing trading market would be frustrated due to the low average daily trading volume of Cantabio’s common stock on the OTCQB. Only a small number of shares could be purchased or sold on the on the OTCQB without the risk of significantly increasing or decreasing the trading price.

Q:

What is the total cost of the reverse stock split to Cantabio?

A:

Cantabio estimates that the total cost of the reverse stock split to the Company will be approximately $132,000, of which Cantabio paid or will pay $35,000 for an independent third-party valuation, approximately $22,000 to cash out fractional shares, approximately $55,000 in legal and accounting fees, approximately $5,000 related to the mailing of this information statement, approximately $10,000 for the exchange agent and $5,000 in other costs and expenses to effect the reverse stock split. This total amount could be larger or smaller if the estimated number of fractional shares that will be outstanding after the reverse stock split changes as a result of purchases or sales of common stock by unaffiliated stockholders.

Q:

Why didn't Cantabio's board of directors form a committee of disinterested (or unaffiliated) directors to approve the reverse stock split or require the approval of the holders of a majority of shares which are unaffiliated with Cantabio's board of directors or management?

A:

Our board of directors considered whether, and determined not, to form a committee of disinterested directors or representatives to approve the reverse stock split for several reasons. First, the reverse stock split will be applied equally to all shares of Cantabio, whether held by affiliated or unaffiliated stockholders, and the interests of our unaffiliated and affiliated stockholders are the same. Second, our board of directors is comprised of persons with many years of corporate experience. Finally, our board of directors believes its long-standing familiarity with Cantabio, our financial condition, and our prospects make the time and expense of a special committee or independent representative unwarranted.

The Board also considered submitting the matter of approving the reverse stock split to the holders of a majority of stockholders who are unaffiliated with our board of directors or management. The board questioned whether a it could obtain a quorum (over 50%) of our unaffiliated shareholders for such a vote.  Given that 50% of our unaffiliated shareholders would represent 14,343,816 shares of our common stock, we would need approximately 306 shareholders to vote at such a meeting to obtain a quorum of our minimum shareholders if only our largest unaffiliated shareholders voted (a number that would increase if any of our largest unaffiliated shareholders did not vote.  The board doubted that we would obtain such a quorum as the average shares held by such shareholders was 46,875 shares and the average market value of such shareholders’ shares (using the closing price of $0.0034 per share on March 12, 2019) was under $160.  The board determined that any risk associated with not requiring the approval of at least a majority of our unaffiliated stockholders is mitigated by the procedural factors favoring the reverse stock split, such as the fact that stockholders have the option to remain stockholders of Cantabio if they purchase sufficient shares to bring their holdings to at least 5,000 shares immediately prior to the effective date of the reverse stock split.

Q:

Will I have appraisal rights in connection with the reverse stock split?

A:

No. Neither Delaware law nor our certificate of incorporation, as amended, or bylaws provide you with appraisal rights in connection with the reverse stock split.

Q:

Will I be able to sell my shares following the reverse stock split?

A:

Our common stock is currently traded on the over the OTCQB market. After the reverse stock split, our common stock will no longer be eligible to be quoted on the OTCQB. As a result, stockholders may no longer have the alternative of selling their shares of common stock on the public market, and there may be no effective trading market for our common stock.

Q:

What will be my tax consequences if I hold 5,000 or more shares of common stock at the time of the reverse stock split and remain a stockholder of Cantabio after the reverse stock split?

A.

Depending on your individual situation and depending upon whether you receive cash in addition to shares of new common stock as a result of the reverse stock split, the reverse stock split may give rise to certain income tax consequences:

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If you (1) continue to hold our common stock immediately after the reverse stock split, and (2) receive no cash as a result of the reverse stock split, you should not recognize any gain or loss in the reverse stock split. Your aggregate adjusted tax basis in your shares of our common stock held immediately after the reverse stock split should be equal to your aggregate adjusted tax basis in your shares of common stock held immediately prior to the reverse stock split and you should have the same holding period in your common stock as you had in such stock immediately prior to the reverse stock split.

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If you both receive cash as a result of the reverse stock split and continue to hold our common stock immediately after the reverse stock split, you generally will recognize gain, but not loss, in an amount equal to the lesser of (1) the excess of the sum of aggregate fair market value of the shares of our common stock held by you immediately after the reverse stock split plus the cash received over your adjusted tax basis in the shares held by you immediately before the reverse stock split, or (2) the amount of cash received in the reverse stock split. Your aggregate adjusted tax basis in your shares of our common stock held immediately after the reverse stock split will be equal to your aggregate adjusted tax basis in your shares of our common stock held immediately prior to the reverse stock split, increased by any gain recognized in the reverse stock split, and decreased by the amount of cash received in the reverse stock split.

For additional information concerning the potential federal income tax consequences of the reverse stock split, see "Special Factors-Certain Material Federal Income Tax Consequences."

Q:

What will be my tax consequences if I hold less than 5,000 shares of common stock at the time of the reverse stock split and do not remain a stockholder of Cantabio after the reverse stock split?

A:

Depending on your individual situation, the reverse stock split may give rise to certain income tax consequences. If you (1) receive cash in exchange for a fractional share as a result of the reverse stock split, (2) do not continue to hold any of our stock immediately after the reverse stock split, and (3) you are not related to any person or entity which holds our stock immediately after the reverse stock split, you will recognize capital gain or loss. For additional information concerning the potential federal income tax consequences of the reverse stock split, see "Special Factors-Certain Material Federal Income Tax Consequences."

Q:

Will I continue to receive information about Cantabio if I remain a stockholder?

A:

Stockholders may under certain circumstances obtain information from Cantabio in accordance with the requirements of the General Corporation Law of the State of Delaware upon submitting a written request to Cantabio which specifies the information sought and the purpose of the request. Under Delaware law, Cantabio may withhold information from a stockholder who does not have a "proper purpose" or otherwise fails to comply with statutory requirements.

Q:

Should I send in my stock certificates now?

A:

No. We have appointed Broadridge Financial Solutions, Inc. to act as exchange agent for holders of common stock in connection with the reverse stock split. You may contact the exchange agent at Broadridge Financial Solutions, Inc. by mail at 51 Mercedes Way, Edgewood, NY 11717 or by phone at (855)793-5608.

For those shareholders who will receive cash in lieu of fractional share: We will deposit with the exchange agent, as soon as practicable prior to the Effective Date, cash in an amount equal to the value of the estimated aggregate number of fractional shares that will result from the reverse split. Our stockholder list shows that some of the outstanding common stock is registered in the names of clearing agencies and broker nominees.

Because we do not know the numbers of shares held by each beneficial owner for whom the clearing agencies and broker nominees are record holders, we cannot predict with certainty the number of fractional shares that will result from the reverse stock split or the total amount the exchange agent will be required to pay for fractional share interests.

For those shareholders who will receive new shares of our common stock: As of the close of business on the effective date of the reverse stock split, each certificate representing shares of common stock outstanding immediately prior to the reverse stock split (“Old Common Stock”) will be deemed, automatically and without any action on the part of individual stockholders, to represent one-five thousandth (1/5,000) the number of shares of Common Stock on its face after the reverse stock split, with any fractional shares voided and paid in cash as discussed above. Each stockholder will be able (but not required) to obtain a New Common Stock certificate evidencing its post-reverse-split shares only by sending the exchange agent its Old Common Stock certificate(s), together with the properly executed and completed Letter of Transmittal, transaction fee, and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for New Common Stock unless and until their Old Common Stock certificates are surrendered and the transaction fee paid.

The enclosed Letter of Transmittal contains specific instructions relating to the exchange of certificates and must be completed and returned together with the Old Common Stock certificates in order for a New Common Stock certificate to be issued. Upon surrender of an Old Common Stock certificate accompanied by a properly completed and executed Letter of Transmittal, a new certificate representing the New Common Stock and a check payable to the stockholder for any fractional share will be issued and forwarded to the stockholder after the Effective Date. Stockholders whose shares are held in brokerage accounts or in a street name need not submit Old Common Stock certificates for exchange as those shares will automatically reflect the new share amount based on the Reverse Stock Split. The Exchange Agent will not send a separate Letter of Transmittal to the recipients of this information statement, as determined by the Company’s records. The Exchange Agent will, after the Effective Date, send a Letter of Transmittal to any other record holders of the Company’s issued and outstanding Common Stock as of the close of business on the Effective Date. Any stockholder whose Old Common Stock certificate has been lost, destroyed or stolen will be entitled to issuance of a New Common Stock certificate upon compliance with such requirements as the Company and the Exchange Agent customarily apply in connection with lost, stolen or destroyed certificates.

Shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the reverse stock split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Q:

Does Cantabio have any plans for growth and will the reverse stock split enhance the value of Cantabio's common stock?

A:

Our management always hopes that Cantabio will grow and has strategic plans related to its growth. These plans are speculative and contain no factual information which our board of directors considers material to our stockholders. As we have no revenue, these plans would be contingent upon receiving additional funding. Cantabio is pursuing financing opportunities with potential investors that would not invest in a public company, although to date we have not entered into any binding agreements with such potential investors.

We do not know what effect the reverse stock split will have upon the value of our common stock; however, we hope that the savings to be achieved from ceasing to be a public company and the other reasons for the reverse stock split will result in an enhancement in the value of Cantabio and its stock. We cannot assure you on this matter.|

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This information statement contains certain forward-looking statements that involve risks and uncertainties. Because these forward-looking statements are being made in connection with an SEC Rule 13e-3 "going private" transaction, the safe harbor created by Section 21E of the Exchange Act does not apply to these statements. Such forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and our plans, goals and objectives. Such statements are generally accompanied by words such as "intend," "anticipate," "believe," "estimate," "expect," or similar terms. Cantabio's actual results may differ materially from such statements, which reflect our board of directors' and/or management's opinions only as of the date hereof.

Although Cantabio believes that the assumptions underlying its forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, the results contemplated in such forward-looking statements might not be realized. The inclusion of such forward-looking information should not be regarded as a representation by Cantabio or any other person that the future events, plans or expectations contemplated by Cantabio will be achieved. To the extent required by the federal securities laws, Cantabio has a responsibility to make full and prompt disclosure of material facts, both favorable and unfavorable, regarding Cantabio's financial condition and this responsibility may extend to situations where management knows or has reason to know that previously disclosed projections no longer have a reasonable basis. Readers should carefully review the risks set forth herein as well as other factors addressed in this report. Forward-looking statements made in this document or in any documents incorporated by reference or otherwise made in reference to this transaction are not protected under the safe harbors of the Private Securities Litigation Reform Act of 1995.

SPECIAL FACTORS

Purpose of the Reverse Stock Split

The purpose of the reverse stock split is to facilitate a "going private" transaction to terminate our registration and periodic reporting obligations under the Securities Exchange Act of 1934, as amended, and continue future operations as a private company, thereby relieving us of the costs, administrative burdens and competitive disadvantages associated with operating as a public company. We intend to accomplish this purpose by reducing the number of holders of record of our common stock to fewer than 500 by cashing out the fractional shares that result from the reverse stock split. We estimate that the reverse stock split will decrease the total number of Cantabio's common stockholders from 2,010 to approximately 339.

Background of the Reverse Stock Split; Alternatives Considered by Our Board of Directors

Due to (a) the costs of maintaining its public company status, (b) the time spent by directors and officers related to being a public company, (c) the fact that Cantabio has not realized many of the benefits associated with being a public company, such as access to the public capital markets, enhanced stockholder value and business credibility, (d) limited liquidity and the market price of Cantabio's common stock and (e) ability to attract capital as a private company, our board of directors considered whether it was in the best interests of Cantabio and its stockholders for Cantabio to remain a publicly traded entity. The following is a summary of the actions taken by board of directors during this process.

During early 2018, Mr. Toth, our chairman of the board, President and Chief Executive Officer, became dissatisfied with the fact that Cantabio had not been able to take advantage of its public company status in relations to financing our research and operations and thus with the increasing costs of being a public company

We have estimated the costs of being a public company during fiscal year 2018 to be approximately $130,000.

In addition, during discussions with potential investors to fund our operations and trials, several had indicated that they would not invest in a public company, and that Cantabio would be a more attractive investment opportunity if it were to go private.  We have not entered into any binding agreements with any such potential investors.

During August and September 2018, Mr. Toth began undertaking informal discussions with Cantabio's other directors regarding the possibility of terminating Cantabio's public company status. During these conversations, Mr. Toth advised each of our directors that Cantabio had costs of approximately $130,000 each year as a result of being a public company and also noted that Cantabio had not significantly realized the benefits associated with being a public company, including access to the public capital markets and stockholder liquidity.

During October 2018, Mr. Toth presented a verbal recommendation to the other board members that the subject of privatization be explored as a means of reducing both near-term and long-term overhead costs, reducing Cantabio's exposure to corporate governance rules and increasing its ability to attract investors. Mr. Toth recommended that the board of directors consider structuring the proposed transaction in such a way as to prevent any adverse effect to our existing operations. Mr. Toth’s recommendation also pointed out that Cantabio was not in a position to take full advantage of its public company status, which rendered the cost of maintaining such status unwarranted.

Based on these discussions, during October 2018, each member of the board of directors agreed with Mr. Toth that serious consideration should be given to the cost reductions associated with privatization provided that the result of going private would not cause a default in the approximately $895,000 in principal (plus accrued interest) of outstanding convertible debentures that were issued from January 25, 2017 to June 5, 2018.  Cantabio would default under these debentures if it went private. Subsequently, we ended up paying off these notes with proceeds from new convertible notes.

During October, November and December of 2018, Mr. Toth and Mr. Sawyer held telephone discussions with representatives of Ortoli Rosenstadt LLP, Cantabio's outside legal counsel. Various methods to accomplish a going private transaction were reviewed, including an examination of a cash out merger, a tender offer, a sale of Cantabio to, or merger of Cantabio with, another organization, a reverse stock split, and purchases of Cantabio's common stock on the open market.

During these discussions, the following strategic alternatives in addition to the reverse stock split were considered:

1.

Cash-Out Merger. Our board of directors considered a "cash-out" merger, in which Cantabio would merge with an entity controlled by certain of Cantabio's executive officers and directors and their affiliates, that would result in many of the unaffiliated holders of our common stock receiving cash for their shares. The board discussed the fact that, as with a sale transaction, in a cash-out merger, all holders of common stock, other than the members of the buy-out group, would be paid cash for their shares whether or not they wanted to retain their equity position. A cash-out merger would be more costly to Cantabio and Stockholders who were not invited to participate as members of the buy-out group would have all of their Cantabio common stock acquired in the cash-out merger, would not continue as stockholders of the acquiring or surviving entity, and therefore would not have the opportunity to participate in any growth in the value of Cantabio following the cash-out merger. The board of directors noted that, conversely, in a reverse stock split, only stockholders who own a number of shares smaller than the reverse split ratio would be unable continue as stockholders of Cantabio, and any stockholder who desires to continue as a stockholder after the reverse stock split could acquire an additional number of shares of shares of common stock in order to increase his or her ownership to a number of shares greater than the selected reverse split ratio. Our board of directors elected against the cash-out merger because of its inherent unfairness to the stockholders being frozen out and the higher costs of effecting a cash-out merger.

2.

Sale of Substantially all of our Assets. Another possibility considered by our board of directors was the sale of substantially all of our assets in a spin out.  This would have likely been constructed so that the sale of our assets would have been to an entity controlled by certain of our largest shareholders and the cash received from the sale distributed to the shareholders as a dividend. In addition to being more expensive, this option would not have given all shareholders the option of continuing to participate in the potential upside of our assets.  The current structure allows those shareholders holding less than 5,000 shares to purchase a number of shares in the open market that will allow them to remain shareholders of Cantabio after the reverse stock split.

During these discussions, the board also considered the benefits and disadvantages of:

1.

forming a special committee of the board comprised of independent directors (of which we had none) or other independent persons to consider and review the reverse stock split and to make a recommendation to the full board as to the approval of the reverse stock split. Specifically, the board discussed the fact that the reverse stock split applies equally to all stockholders, including the directors and officers, and that no director, executive officer or affiliate of Cantabio would receive any benefit not received by any other stockholder. Furthermore, the board noted that the director’s ownership percentage of our common stock as a group would only increase from approximately 70.02% to approximately 71.05%, as a result of the reverse stock split. Based on these factors, the board of directors determined not to appoint a special committee of the board.

2.

requiring the approval of the reverse stock split by the holders of a majority of the shares of common stock held by our unaffiliated stockholders. In considering whether to require the approval of our unaffiliated stockholders, the board discussed the fact that stockholders would have the option to remain stockholders of Cantabio if they purchase sufficient shares to bring their holdings to at least 5,000 shares immediately prior to the effective date of the reverse stock split, the fact that the reverse stock split applies equally to all stockholders, the fact that our affiliate stockholders' percentage ownership would likely not significantly change after the reverse stock split and the likely inability to obtain have a majority of the non-affiliate shareholders participate in such a vote. Based on these factors, the board of directors determined not to require the approval of the reverse stock split by the holders of a majority of the shares of common stock held by our unaffiliated stockholders.

The board also discussed in detail other aspects of the going private transaction, including the price to be paid to stockholders in lieu of fractional shares. In that regard, the Company noted that its trading history was limited and its volume of trading low and, as a result, neither might accurately reflect the value of the Company’s common stock.  To better determine the value of its common stock, the Company hired Albeck to prepare a report on the valuation of the Company’s common stock.

The board also identified and undertook discussions of the disadvantages of the reverse stock split, namely, the fact that stockholders of record owning less than 5,000 shares would not be able to participate in any future growth of Cantabio. The board noted that this disadvantage is minimized by the fact that any stockholder who so chooses can remain a stockholder by purchasing a sufficient number of shares in order to increase the number of shares in such stockholder's record account to more than 5,000. Another disadvantage discussed by the board is the fact that stockholders who remain after the reverse stock split will no longer have access to information concerning our operations and financial results that is currently available in our SEC filings.

On March 5, 2019, the board received the report of Albeck which stated a per share valuation of $0.01296. On March 7, 2019, the board discussed this report and preliminarily concluded that a valuation of $0.01296 per share would be fair to the shareholders who would receive fractional shares as a result of the reverse stock split.

Based on these considerations, on March 12, 2019, the board determined by written resolution that the results of a reverse stock split are more predictable and automatic, and determined that the reverse stock split is the most expeditious and economical way of reducing the number of holders of record to fewer than 500 and effecting the termination of our registration and periodic reporting obligations. Our board of directors unanimously approved an amendment to Cantabio's certificate of incorporation that, upon filing with the Delaware Secretary of State, will give effect to a 1-for-5,000 reverse stock split of Cantabio's common stock.

Reasons for the Reverse Stock Split

Continued Survival

Cantabio does not believe that it could obtain the necessary financing to continue operations without going private. Like many public companies, Cantabio is a going concern that has never generated positive cashflow and will not do so at any point in the near term. Cantabio had envisioned using its status as a public company to attract long-term investors to fund its operations.  Since becoming a public company, Cantabio was not able to conduct a registered offering of its common stock to raise funds.  It did, however, complete private placements of convertible notes and registered the shares of common stock underlying those convertible debentures.

The convertible debentures are convertible at the holder’s election into shares of our common stock at 80% of the pre-money share price of any accumulated equity investment of over $3.5 million.  As our volume is limited (in the 90 days prior to March 12, 2019, Cantabio averaged approximately 104,141 shares a day) and our closing price per share averaged approximately $0.0084in the 90 days prior to March 12, 2019, we do not envision being able to raise over $3.5 million without enacting the reverse stock split. If the holder of the convertible debentures is unable to convert the remaining principal and interest under the debentures prior to maturity, we will have to repay the principal and interest in cash. We do not currently have such cash to hand and will be hard pressed to raise it without first enacting the reverse stock split.

As we did not have sufficient funds to repay the remaining principal and interest under the debentures in cash, we sought other financing that would allow us to not just repay such loans but also to continue operations and advance towards a clinical trial.  We have spoken to potential investors willing to provide such a financing, but they have indicated to us that they would not be able to do so if we were a public company. Although we have not entered into any binding agreements for such a financing, we did undertake a short-term financing with our director, Max Zhu, that allowed us to redeem the convertible debentures (it would have been an event of default if we had gone private with the debentures outstanding) and will cover our estimated costs of going private.  Although we believe that the terms of the loan with Mr. Zhu are at market and were negotiated at arms’ length, they are demanding as we have limited resources and limited access to capital.  Without additional financing, if Mr. Zhu does not convert his loan prior to its maturity on May, 2019, we will be in default under the loan and may need to begin liquidation proceedings. We believe that going private will increase the likelihood of receiving the financing that we need.

Termination of Registration and Reporting Requirements; Reduction of Expenses

Another reason for the reverse stock split is to qualify Cantabio for deregistration of its common stock under SEC Rules 12g-4(a)(1) and (b). Those rules allow a public company with a class of securities held by less than 500 persons to terminate its registration and reporting obligations under the Securities Exchange Act of 1934, as amended, with respect to that class of securities. Cantabio believes it is its duty in fairness to all of its stockholders and an exercise of its good business judgment to accomplish the reverse stock split as soon as possible.

The reverse stock split will terminate the equity interests of approximately 1,671 of Cantabio's holders of common stock who each own fewer than 5,000 shares of common stock and will reduce the equity interest of any record holder who beneficially holds a number of shares of common stock that is not evenly divisible by 5,000.

In addition, the reverse stock split will terminate the equity interests of beneficial owners of less than 5,000 shares whose shares are held in "street name" by their broker or other record owner. The reverse stock split is expected to relieve Cantabio of the administrative burdens and costs associated with filing reports and otherwise complying with the requirements of registration under the federal securities laws by deregistering Cantabio's common stock. In addition, the reverse stock split would provide small stockholders a beneficial mechanism to liquidate their equity interest at a fair price for their shares without having to pay brokerage commissions, particularly in light of the limited trading liquidity available to holders of Cantabio's common stock.

This transaction will help Cantabio control unnecessary expenses and to cut general and administrative costs by eliminating the expenses and our employees' time and effort related to our registration and periodic reporting obligations under the Securities Exchange Act of 1934, as amended, and the related stockholder servicing expenses associated with being an SEC reporting company. Annual costs associated with Cantabio's registration and periodic reporting obligations, including auditors' fees, attorneys' fees, insurance costs, transfer agent fees, printing, postage and other stockholder communications expenses, stock transfer fees and other miscellaneous fees associated with being a publicly held company and servicing stockholders amount to approximately $130,000. The overall executive time currently devoted to our public company reporting obligations could be devoted to other purposes such as preparing for clinical trials and developing our product candidates.

Aspects of Remaining Public

Our board of directors believes that Cantabio and its stockholders currently derive no material benefit from continued registration under the federal securities laws. Throughout Cantabio's time as a public company, Cantabio has explored potential alternatives to increase stockholder value and attract investor interest and in some instances has implemented such measures.  Generally, Cantabio has been unsuccessful in attracting investor interest despite operating a publicly held company for several years. Cantabio has been unable to provide increased value to our stockholders as a public company

The tangible and intangible costs of being a public company are not justified because we have not been able to realize many of the benefits that publicly traded companies sometimes realize. Our board of directors does not believe Cantabio is in a position to use its status as a public company to raise capital through sales of securities in a public offering or to otherwise access the public markets to raise equity capital. Our common stock's small public float and limited trading volume have limited the ability of our stockholders to sell their shares without also reducing our trading price. The lack of liquidity also limits our ability to use its stock as acquisition currency or to successfully attract and retain employees. During the 90 day period prior to March 12, 2019, the average daily trading volume of Cantabio's common stock on the OTCQB was approximately 101,141 shares per day, which, using the closing price for shares of our common stock on March 12, 2019 would amount to sales of approximately $344 of our shares of common stock per day.

Continuing as a public company would provide certain benefits, namely a public market for the sale and exchange of shares, stockholder liquidity, and readily accessible financial, business and management information about Cantabio. The reason for terminating these benefits is that they are expensive and of limited effect for small, public companies like Cantabio. Over the past 12 months, very little trading has taken place in Cantabio's securities, affording stockholders little liquidity for their shares. Cantabio's market capitalization is so small that it does not attract substantial investment activity or analyst interest. Consequently, the benefits that generally accompany status as a publicly traded company provide little practical benefit to Cantabio. As a result, our board of directors has determined that the costs of remaining a publicly traded entity outweigh the benefits for Cantabio.

Unwieldy Capital Structure

Cantabio's ownership structure is unwieldy. Cantabio is a small, public company by any measure, including gross assets, market value, gross revenues, employees, net loss, etc. Our stockholder base is quite large compared to our size. In addition, we have an inordinate number of stockholders owning a very small number of shares.  For example 1,671 of our approximately 2,010 shareholders hold shares with an aggregate market value of under $17 using the closing price for shares of our common stock on March 12, 2019 of $0.0034.

Factors Considered by Our Board of Directors as to the Fairness of the Reverse Stock Split

Our board of directors has analyzed the reverse stock split and its anticipated effects on our stockholders, and all of the members of our board of directors, including each director who is not an employee of Cantabio, deemed the reverse stock split and related termination of our registration and periodic reporting obligations to be substantively and procedurally fair to, and in the best interests of, both our affiliated and unaffiliated stockholders, whether they are cashed out or remain as stockholders following the reverse stock split. In reaching this conclusion, our board of directors considered, in no particular order and without preference, the following factors:

Substantive Factors Favoring the Reverse Stock Split

Our board of directors considered, in no particular order and without preference, a number of factors in determining the substantive fairness of the reverse stock, including:

The reverse stock split offers stockholders who hold fewer than 5,000 shares the opportunity to dispose of their holdings at a premium above current market prices, average historic market prices and net book value without brokerage commissions. Our board of directors hired an independent evaluator to provide a valuation of our common stock.  This report recommended a per share price of $0.01296.

The Board weighed this valuation against other several methods it used to value our common stock to determine the $0.01296 per share of existing common stock to pay to stockholders who will have fractional shares of our common stock as a result of the reverse stock split. These other valuation methods that the board considered included:

*

Current and historical market prices of our common stock. On March 12, 2019, shortly before the public announcement of the proposed reverse stock split, the high and low bid prices for Cantabio's common stock was $0.0055 and $0.003, respectively. Over the past 12 months, our outstanding common stock traded at prices ranging between $0.0990 and $0.0030 per share. The 90 day average closing price for the period ending March 12, 2019 was $0.0084.

*

Net Book Value.  As of September 30, 2018, the net book value per share of our outstanding common stock was negative $2,422,882. This net book value is based on our consolidated balance sheet as of September 30, 2018.

*

Valuation Report.  We considered the report of Albeck Financial Services Inc. setting out the valuation of the stock including the methods used with such report. [include summary of report from Amended Schedule 13E-3].

*

Other Valuation Methods Not Considered.  The board of directors did not consider the following valuation methods because such information was not available to, or does not apply to, Cantabio:

-

Prices paid in previous purchases by Cantabio of its securities during the past two years. Our board of directors did not consider this valuation method because Cantabio has not purchased any securities during the past two years, either on the open market or repurchases directly from stockholders.

-

Liquidation value. Our board of directors does not believe liquidation value to be a reliable indicator of our value because the liquidation of our intellectual properties through one or more transactions would not provide a price reflective of the value our intellectual properties. Our board of directors was unable, as a result of the uncertainty regarding the additional costs and taxes, to establish a reliable estimate of liquidation value.

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Going Concern Value. Our board of directors did not assign a “going concern” value to the Company’s common stock. A going concern valuation is an attempt to value a company as an operating business. It is often expressed as the present value of future earnings of a company in the context of the returns an investor could expect to receive on the investment over a future period. Our board of directors determined that the cost of such a valuation far outweighed any benefit and that the valuation would not be material to its discussion concerning whether the offer was fair to stockholders, including those unaffiliated stockholders who are eligible to participate in the offer and those unaffiliated stockholders who are ineligible to participate in the offer, because the Company itself was not for sale, and only a small percentage of the Company’s stock may be repurchased in the offer.

-

Firm offers of which Cantabio is aware made by an unaffiliated person during the past two years for the merger or consolidation of Cantabio with another company, the sale or other transfer of assets and purchase of Cantabio's securities enabling the holder to exercise control over Cantabio.  Cantabio is not aware of any such offers in the past two years.

After considering these valuation methods, our board of directors concluded to rely on the report of the independent evaluators and chose the valuation provided as it concluded that this best reflected the per share value based on the other valuation methods used by the board.

The cash consideration of $0.01296 per share to be paid for fractional shares is 381% of Cantabio's current market price (based on a closing price of $0.0034 on March 12, 2019, shortly before the public announcement of the proposed reverse stock split) and more than 154% of the 90 day average closing price prior to March 12, 2019. As such, our board of directors considers it to be fair to Cantabio's stockholders. The price per share is made even more fair by the fact that Cantabio is committed to paying any transaction fees that are imposed on our stockholders by a bank, brokerage firm or other nominee, such as brokerage commissions and service charges, as a result of the reverse stock split.

The reverse stock split ratio is fair and equitable to unaffiliated stockholders. The purpose of the reverse stock split is to reduce the number of record holders to fewer than 500 so that Cantabio can file to terminate its registration and periodic reporting obligations and continue future operations as a private company. The split ratio is a result of calculations that were intended to determine how many shares needed to be eliminated to reduce the number of record holders to fewer than 500. Our board of directors feels the current ratio of 1-for-5,000 is fair because it was calculated without bias towards any one group of stockholders. The ratio will be applied equally to all shares Cantabio's common stock and is not designed to increase any one person's position, ownership or financial gain as a result of the reverse stock split.

Procedural Factors Favoring the Reverse Stock Split

The reverse stock split provides Cantabio's stockholders with liquidity.  The average daily trading volume for Cantabio's common stock over the last three months was less than one-tenth of a percent (0.1%) of its outstanding stock. The reverse stock split will provide stockholders who hold fewer than 5,000 shares on the effective date of the reverse stock split the opportunity to liquidate their investment in Cantabio. Under normal circumstances and based on the high trading price per share of $0.006 as of March 12, 2019, a trading day shortly before the public announcement of the proposed reverse stock split, stockholders with fewer than 5,000 shares wanting to sell their common stock would likely incur transaction fees that are disproportionately high relative to the market value of their holding of our common stock. The reverse stock split will eliminate this problem for those stockholders because Cantabio will pay any transaction fees that are imposed on our stockholders by a bank, brokerage firm or other nominee, such as brokerage commissions and service charges, as a result of the reverse stock split.

The reverse stock split includes the ability to remain a stockholder of Cantabio.  Another factor considered by our board of directors in determining the procedural fairness of the transaction to unaffiliated stockholders is that current holders of fewer than 5,000 shares of our common stock may elect to remain stockholders of Cantabio by acquiring sufficient shares so that they hold at least 5,000 shares in their account immediately prior to the reverse stock split.

Conversely, stockholders who desire to liquidate their shares of Cantabio's common stock for the cash consideration offered may reduce their holdings to less than 5,000 shares prior to the reverse stock split. Our board of directors considers the structure of the reverse stock split to be fair to all stockholders because it allows them to control the decision of whether to remain a stockholder of Cantabio following the reverse stock split or to receive the cash consideration offered in connection with the reverse stock split.

No material change in percentage ownership of the affiliated stockholders.  Because we estimate that less than 1,643,296 out of 112,724,148 shares of our common stock will be cancelled as a result of the reverse stock split, the percentage ownership of stockholders that remain after the reverse stock split will change only slightly from their ownership prior to the reverse stock split.

For example, our affiliated stockholders currently own approximately 74% of our outstanding common stock and will own approximately 75% following completion of the reverse stock split. The fact that the transaction has been structured in a manner that maintains a substantially similar percentage ownership of the stockholders, whether affiliated or unaffiliated, who remain after the reverse stock split, supports the fairness of the transaction to our stockholders.

No unusual conditions to the reverse stock split.    Our board of directors also considered the likelihood that the reverse stock split would be implemented. In this regard the board took into consideration that there are no unusual requirements or conditions to the reverse stock split, and the fact that Cantabio has the financial resources to implement the reverse stock split expeditiously.  The reverse stock split is not a condition precedent to any binding agreement of Cantabio.

Substantive Factors Disfavoring the Reverse Stock Split

Cessation of public sale opportunities.  Following the reverse stock split, Cantabio will apply for the termination of its registration and periodic reporting obligations with the SEC. Once we terminate our registration and periodic reporting obligations, our common stock will no longer be eligible to be quoted on the OTCQB. As a result, stockholders may no longer have the alternative of selling their shares of common stock on the public market, and there may be no effective trading market for our common stock. As a result, any stockholder desiring to sell his or her shares may have a difficult time finding a buyer. Such illiquidity may reduce the price a buyer is willing to pay for your shares. We anticipate that the public market for shares of Cantabio's common stock will be substantially reduced or eliminated altogether. Additionally, we do not have any present intention or plans to sell Cantabio or enter into any other transaction that would provide liquidity for your shares.

However, the current public market is highly illiquid. As a practical matter, there currently exists very little liquidity for our common stock; therefore, our board of directors believes any further losses of liquidity will have little effect on unaffiliated stockholders and will be outweighed by the benefits of terminating our registration and periodic reporting obligations. In addition, because the effect of further losses of liquidity due to ineligibility for quotation on the OTCQB will have the same impact on all of our stockholders, whether affiliated or unaffiliated, our board of directors does not believe that this factor makes the transaction unfair to unaffiliated stockholders.

Cessation of publicly available information.  Stockholders remaining in Cantabio following the reverse stock split will no longer have available all of the information regarding Cantabio that is currently available in our filings with the SEC. As a result of the reverse stock split and resulting termination of our registration and periodic reporting obligations, Cantabio will no longer prepare or file annual or quarterly reports with the SEC. As a result, our stockholders will no longer be provided, among other things:

-

audited financial statements and quarterly financial information;

-

information concerning our properties, assets and business;

-

our management's annual and quarterly reports on our financial condition, results of operations and liquidity and capital resources;

-

information concerning our directors and executive officers and their compensation, stock ownership and transactions in our common stock;

-

information concerning the stock ownership of our principal stockholders;

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information concerning, and copies of, our corporate and organizational documents and our material contracts and agreements; and

-

information concerning material transactions that we enter into.

This information that is currently available to the general public and our investors through our SEC filings will not be publicly available once we terminate the registration of our securities and our registration and periodic reporting obligations. The elimination of these reporting requirements will result in the loss of financial transparency for unaffiliated stockholders that remain stockholders in Cantabio after the reverse stock split.

Our board of directors does not believe this factor makes the transaction unfair to unaffiliated stockholders because any detriment to unaffiliated stockholders that may result from the termination of the registration of our securities and our periodic filings will be offset by the anticipated cost-saving benefits and competitive advantages to Cantabio of no longer publicly filing such reports.

In addition, those of our stockholders who have restricted securities because they purchased their shares from Cantabio in unregistered, private-placement transactions will be unable to resell their shares of Cantabio's common stock under the exemptions provided by SEC Rule 144, unless and until (a) we resume filing the information required under that rule with the SEC or (b) such stockholders are eligible to sell their shares pursuant to SEC Rule 144(k). Given the current and historically low trading volume in our common stock, our board of directors does not believe that the unavailability of the Rule 144 exemptions is a factor that makes the transaction unfair to unaffiliated stockholders.

Inability to participate in any future increase in the value of our common stock.  Stockholders who are cashed out as a result of the reverse stock split will have no further interest in Cantabio with respect to their cashed out shares, and thus will not have the opportunity to participate in the potential upside of any increase in the value of such shares. Our board of directors determined that this factor does not make the transaction unfair to unaffiliated stockholders because those unaffiliated stockholders who desire to hold shares of our common stock after the reverse stock split can do so by acquiring sufficient shares so that they hold at least 5,000 shares in their account immediately prior to the reverse stock split.

Procedural Factors Disfavoring the Reverse Stock Split

The reverse stock split has not been structured to require the separate approval of directors unaffiliated with Cantabio.  Among the factors weighing against the procedural fairness of the reverse stock split is the fact that our board of directors did not establish an independent or special committee to represent the interests of our unaffiliated stockholders. Our board members consented to the reverse stock split as affiliated stockholders and the holders of a majority of the voting power of Cantabio. In addition, our board of directors has not and does not intend to have a majority of its non-employee directors retain an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiation of the terms of the reverse stock split or preparing a report concerning the fairness of the reverse stock split.

Our board of directors did not establish an independent or special committee or other unaffiliated representative to act on behalf of the interests of the unaffiliated stockholders for several reasons. First and foremost, the reverse stock split will be applied equally to all shares of Cantabio, whether held by affiliated or unaffiliated stockholders. Unlike a third party tender offer or a repurchase of shares by Cantabio, there is no price to negotiate on behalf of the unaffiliated stockholders. In the case of the reverse stock split, the board of directors is tasked with determining a fair price to offer all stockholders. Therefore, the interests of the unaffiliated and affiliated stockholders are the same. Additionally, our board of directors believes its long-standing familiarity with Cantabio, our financial condition, and our prospects make the time and expense of a special committee or independent representative unwarranted. Given the experience level and make up of our board of directors, Cantabio did not believe it was necessary to appoint a special committee to evaluate the fairness of the terms of the reverse stock split or the value of our common stock.

The reverse stock split has not been structured so as to require the approval of at least a majority of our unaffiliated stockholders.  Our board of directors considered it a risk and potentially negative factor to the procedural fairness of the reverse stock split that the approval of the reverse stock split by a majority of the unaffiliated stockholders is not being sought. This risk is mitigated by the likelihood that a quorum of such unaffiliated shareholders would not be obtained and procedural factors favoring the reverse stock split, such as the fact that stockholders have the option to remain stockholders of Cantabio if they purchase sufficient shares to bring their holdings to at least 5,000 shares immediately prior to the effective date of the reverse stock split.

Position of Cantabio Regarding the Fairness of the Reverse Stock Split

Our board of director has unanimously approved the reverse stock split and declared it advisable, in the best interests of, and substantively and procedurally fair to, our unaffiliated stockholders, whether they are cashed out or remain as stockholders of Cantabio. In reaching these conclusions, our board of directors considered, among other things, the following factors relating to the fairness of the reverse stock split:

Substantive Fairness

*

The cash consideration of $0.01296 per share to be paid for fractional shares represents over a 381% premium on Cantabio's current market price (based on a closing price of $0.0034 on March 12, 2019, shortly before the public announcement of the proposed reverse stock split) and more than 154% of the 90 day average closing price of $0.0084 for the 90 day period prior to March 12, 2019);

*

Those unaffiliated stockholders who continue as stockholders following the reverse stock split will maintain a substantially similar percentage ownership that they had prior to the reverse stock split;

*

Cashed-out stockholders will be unable to participate in the future growth of Cantabio, if any;

*

The potential loss of liquidity in shares of our common stock does not appear to be a significant loss given the historically small trading volume of our common stock over the past 12 months; and

*

Any detriment associated with the reduction in public information available regarding our business, financial conditions and results of operations will be offset by the savings in costs and officer and employee time expected to result from termination of our registration and periodic reporting obligations; and

Procedural Fairness

*

The fact that the transaction was structured so as to not require the approval of at least a majority of the unaffiliated stockholders;

*

The absence of a special committee or independent representative for our unaffiliated stockholders or a fairness opinion of an independent financial advisor.

*

The equal application of the reverse stock split on all shares of common stock, whether held by an affiliated or unaffiliated stockholder;

*

The experience of our board of directors;

*

Unaffiliated stockholders will have an opportunity to liquidate their historically illiquid holdings at a premium and without brokerage fees; and

*

Unaffiliated stockholders can decide to remain stockholders of Cantabio after the reverse stock split by simply acquiring sufficient shares so that they hold at least 5,000 shares in their account immediately prior to the reverse stock split.

Notwithstanding the lack of additional procedural safeguards, such as the consent of a majority of our unaffiliated stockholders or a fairness opinion rendered by an independent financial advisor, our board of directors believes that it has acted in the best interest of both our affiliated and unaffiliated stockholders, whether they are to be cashed out or remain as stockholders of Cantabio, and that the fairness determination and approval of the transaction has been procedurally fair. In view of the foregoing, the board of directors of Cantabio believes that sufficient procedural safeguards exist to ensure the fairness of the reverse stock split and that the positive factors outweighed the negative factors, such that the reverse stock split is substantively and procedurally fair to the unaffiliated stockholders of Cantabio.

Interests of Our Directors and Executive Officers in the Reverse Stock Split

You should be aware that our board of directors and our executive officers may have interests in the reverse stock split that are or may be different from, or in addition to, your interests as one of our stockholders. Each of our directors and our executive officers own more than 5,000 shares of common stock, as follows:

	Ownership Prior to Reverse Stock Split		Ownership After Reverse Stock Split
Name and Position	Actually Owned	Beneficially Owned	Actually Owned	Beneficially Owned
Gergely Toth, Chairman, President and CEO	28.5%	28.5%	28.92%	28.92%
Thomas Sawyer, Director and COO	8.1%	8.1%	8.18%	8.18%
Max Zhu, Director	33.4%	33.4%	33.94%	33.94%

Unlike stockholders who own less than 5,000 shares of Cantabio common stock on the effective date of the reverse stock split, each of the directors and the executive officers listed above will have the opportunity to participate in the potential upside of any increase in the value of Cantabio's common stock after the reverse stock split. In addition, we expect our directors and our executive officers to retain their respective current positions as directors or executive officers of Cantabio following the reverse stock split, with the exception of our Chief Financial Officer who has indicated that he expects to resign shortly after the reverse stock split.

Each of our directors and our executive officers will receive the same cash consideration as our unaffiliated stockholders for fractional shares of common stock to which they would be entitled as a result of the reverse stock split.

Special Factors  Reports, Opinions and Appraisals

i.

Background

The Board obtained a report from Albeck in connection with the reverse stock split.  Albeck decided what would be a fair per share consideration to be received by holders of common stock who would otherwise hold fractional shares immediately following the reverse stock split rather than providing a fairness opinion on a per share amount chosen by management.

After a review of suitable and commonly used methodologies to calculate a company’s value, Albeck utilized the following methods to arrive at the valuation: Replacement Cost Approach (“RCA”) and Multi-Period Excess Earnings Method. The report arrived at a company-wide valuation of $1.46 million, which comes out to $0.01296 per outstanding share.

ii.

Engagement of Albeck

We entered into an engagement letter with Albeck, dated December 20, 2018, relating to their services in connection with the report to be issued. No limitations were imposed by the Company on the scope of the report.

The Company’s management had solicited quotations for valuation services from two financial services firms and chose Albeck based on their reputation, the cost of such services and the time given to provide the valuation report. Albeck is a global financial consulting firm with offices in New York, Houston, Hong Kong, Shanghai and Shenzhen. They have over 30 years’ experience providing financial services and include valuation services among their core services.

In return for the report, we agreed to pay Albeck a fee of $35,000, half of which was payable upon entry into the engagement letter and the other half of which was payable prior to the issuance of the report.  We also agreed to reimburse Albeck for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify it against liabilities relating to or arising out of its engagement.  The issuance of the report by Albeck was not contingent on any factors (other than payment and the provision of the information required to complete the report), and the payment by us to Albeck was not contingent on any factors, including a valuation at or above a set per share price.  Other than the provision of the report by Albeck to us, none of the Company, its directors and officers and its affiliate shareholders, on the one hand, and Albeck or any of its affiliates or unaffiliated representatives that are known to the Company have had any relationship within the past two years and no such relationship is currently contemplated.

iii.

Procedures followed

In the production of the report, Albeck took the following actions and observed the following procedures:

•

gathered information on our Audited financial statements for March 31, 2016 and 2017 financial years and for the six months ended September 30, 2018;

•

projected our profit and loss for the fiscal years ending in 2019 through 2038;

•

broke down our projected revenue;

•

broke down our historical costs in relation to our intellectual property (“IP”);

•

reviewed certain details in relation to the IP;

•

engaged in discussions with our representatives including Gergely Toth, Chief Executive Officer and Thomas Sawyer, Chief Operating Officer;

•

reviewed historical and forecast financial information of listed companies comparable to us from S&P Capital IQ;

•

referred to risk-free rates from S&P Capital IQ, equity risk premium from S&P Capital IQ and Economic and Industry information from various sources including, International Monetary Fund, various patent and IP resources, and the World Bank.

iv.

Replacement Cost Approach

RCA involves estimating the cost of recreating the subject intellectual property/intangible asset in similar shape, technology and condition with historical costs as a basis for the valuation, as of a particular date. In Albeck’s opinion, RCA is more appropriate for valuing the IPs as this approach is more effective in valuing early stage IPs where the future economic benefit of the IPs cannot be reliably measured.

As the Company’s IP was developed within the past few years, Albeck determined that the historical costs are a reasonable proxy for costs of recreation. The inputs/assumptions to apply this method were derived from discussions with Management. The key inputs and assumptions applied in utilizing the replacement cost method in order to value the IP as of the Valuation Date, were as follows:

•

project costs provided by the Company, which include all historical development costs such as:

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Costs of internal resources;

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External consultant and resources;

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IP licenses; and

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Other incidental costs permitted under US GAAP.

•

Amortization was allowed up to the date of the report with the understanding that no obsolescence adjustment was required over the amortization, as the IPs are relatively new.

The total research and development costs were $1,460,756.

v.

Multi-Period Excess Earnings Method

Albeck also used the probability-adjusted multi-period excess earnings method (“MEEM”) to measure the fair value of the IP. This method measures present value of the future marginal economic benefits to the generated or allocated cash flows during the remaining life of the asset. MEEM uses the operating cash flows of the portion of business relevant to the asset being valued less contributory asset charges and related implicit royalty expenses to derive the cash flows from the asset being valued.

To determine the fair value of the IP, Albeck considered only the expected operating cash flows from the asset being valued. It then deducted contributory asset charges that were apportioned according to the revenue contributed by the asset. The after-tax residual cash flows were subsequently discounted by an appropriate discount rate.

Revenue Forecast

Albeck relied on the revenue forecast provided by the Company for the period from its fiscal year ending in 2019 to that ending in 2038 for the valuation of the IP. It allocated 100% of the revenue the IP. Revenue for the IP is mainly derived from milestone payments upon the success of each clinical phase, as well as royalty payments upon the successful commercialization of the IP. The revenue in the period of valuation, in the event that the IP is successfully commercialized, is shown as follows:

Tax Rate

Albeck adopted the corporate tax rate in the United States of 21% as the tax rate.

Useful Life & Decay Rate

Albeck considered all forms of obsolescence, such as physical deterioration, functional, technological, economic obsolescence as well as market competition in the remaining useful life analysis. Based on the above consideration and discussions with the Company, Albeck assumed an indefinite useful life and applied a 0% decay rate, to reflect the fact that the Company is consistently enhancing and developing the IP.

Commercialization Success Probability

To cater for the probability that the IP will be successfully commercialized, Albeck applied a best-estimate probability for which the projects related to the IP will pass each clinical stage successfully to the path of commercialization. These probabilities were adopted in its MEEM calculations as probability-adjusted residual cash flows. The probabilities are based upon discussions with the Company, as well as internal industry research on past success rates for projects similar to that for the subject IP. In this valuation exercise, we have presented three success scenarios, to cater for different cases which may occur in the future, as estimated by the Company. The probabilities of success for each individual phase adopted in our calculations are presented as follows:

The high case represented the Company’s optimistic estimation that the drug is successfully tested, approved and commercialized. The low case represents a failure of the drug test in Phase 3 research. A base case is adopted as a scenario in between the high and low case.  In all scenarios, while there is also a financing risk, each of the three scenarios assume successful financing to the point of attaining the levels described in each scenario, otherwise the value of the IP would immediately go to zero, or in the best case, stagnate indefinitely unless and until such financing is secured.  The financing risk is reflected in the discount rate utilized in the methodology.

Contributory Asset Charges

Embedded in the concept that the fair value of an identifiable intangible asset is equal to the present value of the net cash flows attributable to that asset, is the notion that the net cash flows attributable to the subject asset must recognize the support of many other assets, tangible and intangible, which contribute to the realization of the cash flows. The contributory asset charges (of cash flow) are based on the fair value of the contributing assets. After-tax cash flows for certain identifiable intangible asset are assessed charges representing a “return on” and a “return of” the contributory assets based on their Fair Values.

The “return on” the asset refers to a hypothetical assumption whereby the project pays the owner of the contributory assets a fair return on the fair value of the hypothetically rented assets (in other words, “return on” is the payment for using the asset). The “return of” fixed assets is included in the cost structure as depreciation. For self-developed assets such as assembled workforce, the cost to replace these assets is already factored into the cash flow analysis as part of the operating cost structure in the form of ongoing development expenses. “Return of” is the cost to replace the asset and is deducted from the subject revenues.

Albeck adopted contributory asset charge rates as follows:

Discount Rate

Albeck derived the discount rate for the IP based on the Weighted Average Cost of Capital plus 2% premium, equalling 45%.

Tax Amortization Benefit

No tax amortization benefit was assumed in the valuation.

Valuation Result

Based on the above assumptions and parameters, Albeck estimated the fair value of the IP under the MEEM method to be zero as of the date of the report due to the current stage of the IP and amount of time it would take in order to achieve future cash flows.

vi.

Conclusion

Based on the assumptions outlined in the report and our analysis, Albeck determined the market value of the IP owned by Cantabio using the Replacement Cost Approach to be $1.46 million.

Effects of the Reverse Stock Split on Unaffiliated Stockholders Who Hold Fewer than 5,000 Shares of our Common Stock in a Single Account

When the reverse stock split is effected, stockholders holding fewer than 5,000 shares of our common stock in a single account immediately prior to the effective date of the reverse stock split will not receive a fractional share of new common stock as a result of the reverse stock split, but instead will receive cash in lieu of the fractional share on the basis of $0.01296 per share of existing common stock that they own on the effective date of the reverse stock split. The amount of cash each holder of fractional common stock will receive will be calculated by multiplying the number of shares of existing common stock that the stockholder owns on the effective date of the reverse stock split times $0.01296.

Cantabio intends to pay any transaction fees that are imposed on these stockholders by a bank, brokerage firm or other nominee. Given that these stockholders will not have to pay any service charges or brokerage commissions in connection with the cashing out of their shares as a result of the reverse stock split and given the historical illiquidity of Cantabio's common stock, Cantabio believes the structure of the reverse stock split to be a benefit to these stockholders. Among the potential detriments of the reverse stock split is the fact that after the reverse stock split, these stockholders will have no further ownership interest in Cantabio and will no longer be entitled to vote as a stockholder or share in our future assets, earnings, or profits. These stockholders' only right will be to receive cash for their shares of common stock.

All amounts owed to these stockholders as a result of the reverse stock split will be subject to applicable federal and state income taxes. Additional details regarding the federal tax consequences are described later in this information statement under the heading "Certain Material Federal Income Tax Consequences."

As soon as practical after the consummation of the reverse stock split, we or our transfer agent will mail a letter of transmittal to each stockholder. The letter of transmittal will contain instructions for the surrender of your stock certificate or certificates to Cantabio's exchange agent in exchange for the payment of the cash consideration to be received for fractional shares of new common stock. No cash payment will be made to any stockholder until the stockholder has surrendered his or her outstanding certificates, together with the letter of transmittal, to our exchange agent. For more detailed information, see the section entitled "Stock Certificates."

Effects of the Reverse Stock Split on Unaffiliated Stockholders Who Hold 5,000 or More Shares of Our Common Stock in a Single Account

When the reverse stock split is effected, stockholders who hold 5,000 or more shares of our common stock in a single account immediately prior to the effective date of the reverse stock split will:

*

as of the effective date of the reverse stock split, have his or her shares of common stock converted into shares of post-reverse split common stock and will receive one new share of common stock for every 5,000 shares of pre-reverse split common stock in his or her account; and

*

receive cash in lieu of any fractional share they would otherwise have been entitled on the basis of $0.01296 per share of existing common stock not divisible by 5,000.

While the remaining stockholders continue as stockholders of Cantabio and will have the opportunity to share in the future successes of Cantabio, if any, among the detriments of the reverse stock split to the remaining stockholders is the fact that they will not have the option to liquidate their holdings like the stockholders who hold fewer than 5,000 shares of our common stock prior to the reverse stock split. Further, once Cantabio is private, it will be even more difficult to value, and therefore, sell their shares of common stock if they should so desire.

Effects of the Reverse Stock Split on Affiliated Stockholders

Affiliated stockholders of Cantabio include our directors, executive officers and beneficial owners of more than 5% of our outstanding common stock. The affiliated stockholders will participate in the reverse stock split on the same terms as the unaffiliated stockholders. All of our affiliated stockholders own more than 5,000 shares each. Therefore, they will all continue to be stockholders of Cantabio following the reverse stock split, and as such can expect the same benefits and detriments described above in the "Effects of the Reverse Stock Split on Unaffiliated Stockholders Who Hold 5,000 or More Shares of Our Common Stock in a Single Account" section. They will have the opportunity to share in the future successes of Cantabio, if any, but they will also not have the option to liquidate their holdings and future valuations and sales of their stock will be more difficult given Cantabio's private status following the reverse stock split.

Affiliated stockholders will beneficially own approximately 16,805 post-reverse split shares of our common stock, or approximately 70.02% of our issued and outstanding shares of common stock after the reverse stock split, as compared to approximately 71.05% of our issued and outstanding shares of common stock prior to the reverse stock split. As with all other remaining stockholders of Cantabio, the percentage ownership of the total outstanding shares held by our affiliated stockholders after the reverse stock split may increase slightly due to the cancellation of the cashed out shares. The amounts set forth in the section entitled "Special Factors - Interests of Our Directors and Executive Officers on the Reverse Stock Split" illustrate the effect of the reverse stock split on our affiliated stockholders.

Effects of the Reverse Stock Split on Our Affiliates' Interests in Our Net Book Value and Net Loss

The interests of each of our directors, executive officers and beneficial owners of more than 5% of our outstanding common stock in our net book value and net loss will change only slightly as a result of the reverse stock split. The following table sets forth the interest of our affiliates in our net book value, in terms of both dollar amounts and percentages, immediately prior to the reverse stock split and immediately following the reverse stock split. We have used our net book value of negative $2,422,882 as of September 30, 2018 and the equity interests of the named person as of March 12, 2019 to compute the amount prior to the reverse stock split. To compute the amount following the reverse stock split, we adjusted our net book value as of September 30, 2018 to give effect to the reverse stock split and the related transactions, which resulted in an adjusted net book value of negative $2,555,882, and we adjusted the equity interests of the named person to give effect to the reverse stock split. To calculate the equity interest of each named person we compared the person's beneficially owned shares of common stock plus shares of common stock that can be acquired by that person from exercising options that will vest within 60 days of March 12, 2019, with the total number of shares of common stock outstanding on March 12, 2019 plus shares of common stock that can be acquired by that person from exercising options within 60 days of March 12, 2019.

Name and Position	Interest in Net Book Value Prior to the Reverse Stock		Interest in Net Book Value After the Reverse Stock

Gergely Toth, Chairman, President and CEO	$(690,644)	28.5%	$(738,996)	28.9%
Thomas Sawyer, Director and COO	$(195,425)	8.1%	$(209,072)	8.2%
Max Zhu, Director	$(810,487)	33.5%	$(867,223)	33.9%

The following table sets forth the interests of each of our directors, executive officers and beneficial owners of more than 5% of our outstanding common stock in our net loss, in terms of both dollar amounts and percentages, immediately prior to the reverse stock split and immediately following the reverse stock split. We have used our net loss of $568,616 for the quarter ended September 30, 2018 and the equity interest of the named person to compute the amount prior to the reverse stock split. To compute the amount following the reverse stock split, we adjusted the equity interests of the named person to give effect to the reverse stock split. The equity interest of each named person was computed in the same manner as the immediately preceding table.

Name and Position	Interest in Net Loss Prior to the Reverse Stock		Interest in Net Loss After the Reverse Stock

Gergely Toth, Chairman, President and CEO	$162,084	28.5%	$164,471	28.9%
Thomas Sawyer, Director and COO	$45,863	8.1%	$46,531	8.2%
Max Zhu, Director	$190,201	33.5%	$193,010	33.9%

Effects of the Reverse Stock Split on Cantabio

Change in Capital Structure; Certificate of Incorporation

The reverse stock split is expected to reduce the number of our stockholders and the number of our outstanding shares of common stock. Our certificate of incorporation, as amended, currently authorizes the issuance of 250,000,000 shares of common stock, par value $0.001 per share, of which 45.1% are currently issued and outstanding. Upon the filing of the certificate of amendment to our certificate of incorporation with the Delaware Secretary of State, our authorized shares of common stock will remain at 250,000,000, at which time we believe that under 0.01% will be issued and outstanding. This will significantly increase the amount of shares that we could issue and our ability to dilute your percentage ownership of our issued and outstanding shares.

Deregistration Under the Securities Exchange Act of 1934; Termination of Quotation on the OTCQB

Our common stock is currently registered under the Securities Exchange Act of 1934, as amended, and consequently we are subject to its registration and periodic reporting obligations. We believe the reverse stock split will reduce the number of beneficial holders of our common stock from approximately 2,010 to approximately 339. The reverse stock split will allow us to file to terminate our registration and periodic reporting obligations and continue future operations as a private company.

We believe that following the completion of the reverse stock split and the subsequent termination of our registration and periodic reporting obligations, we the market for shares of our common stock will be substantially reduced or possibly eliminated. Our common stock is currently traded on the OTCQB, and last sales prices are reported on the OTCQB, which is a regulated quotation service that displays real time quotes, last sales prices and volume information in over-the-counter equity securities. If we terminate our registration and periodic reporting obligations, our common stock will cease to be eligible to be traded on the OTCQB and this source of liquidity will no longer be available to our stockholders.

Cost Savings to be Achieved as a Result of the Termination of Our Registration and Reporting Obligations

We are undertaking the reverse stock split at this time to, among other things, eliminate substantial costs and our officers' and employees' time and effort related to our registration and periodic reporting obligations under the Securities Exchange Act of 1934, as amended, and the related stockholder servicing expenses associated with being an SEC reporting company. Annual costs associated with Cantabio's registration and periodic reporting obligations, including auditors' fees, attorneys' fees, payroll expenses, insurance costs, transfer agent fees, printing, postage and other stockholder communications expenses, stock transfer fees and other miscellaneous fees associated with being a publicly held company and servicing stockholders amount to approximately $130,000 The following table sets forth the estimated annual cost savings to be achieved as a result of the termination of our registration and reporting obligations:

Auditors' Fees	$75,000
Attorneys' Fees	$40,000
Transfer Agent & Stockholder Relations Fees	$10,000
Printing, Postage & Stockholder Communications Expenses	$5,000
Total	$130,000

Cash Consideration to be Paid to Our Stockholders in Lieu of Fractional Shares of New Common Stock

Based on the aggregate number of stockholders of our common stock, and the number of stockholders of record owning more than 5,000 shares of our common stock as of the record date for notice of the action by written consent of our stockholders, we estimate that payments of cash in lieu of the issuance of fractional shares to unaffiliated stockholders will total approximately $21,295 in the aggregate, or 1,693,246 pre-split shares multiplied by the cash consideration of $0.01296 per pre-split share. No stockholder with a single account is expected to receive more than $64.78. If stockholders holding less than 5,000 shares of Cantabio's common stock purchase sufficient shares of Cantabio's common stock to remain stockholders following the reverse stock split or if multiple stockholders holding 5,000 or more shares in street name through nominees, such as banks and brokers, register their shares in their own name, then the number of holders of record of Cantabio's common stock may not be reduced below 500 and Cantabio may be ineligible to terminate its registration and periodic reporting obligations. In addition, more stockholders than we anticipate may reduce their holdings of our common stock in the accounts to below 5,000 shares, so that they can be cashed out, which would increase the costs associated with the reverse stock split.

For an itemized list of the other fees and expenses that have been incurred or that are estimated to be incurred in connection with the reverse stock split and the transactions related to the reverse stock split, see "The Reverse Stock Split - Fees and Expenses" below.

Conduct of Our Business and Operations After the Reverse Stock Split

We expect that following completion of the reverse stock split, our operations will be conducted substantially as they are currently being conducted. Other than the reverse stock split and the termination of our registration and periodic reporting obligations, we have no present plans or proposals that relate to or would result in an extraordinary corporate transaction involving our corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets. However, we will continue to evaluate our business and operations after the reverse stock split, and may develop new plans and proposals in the future, and expect to pursue the acquisition of additional oil and natural gas properties.

Equity Interests and Rights of our Stockholders After the Reverse Stock Split

The rights of our holders of common stock as set out in our Articles of Incorporation and our Bylaws and under Delaware corporate law will not change as a result of the reverse stock split. We have no current plans to issue common stock other than pursuant to our existing stock plans, warrants, options and convertible notes, but not only do we reserve the right to do so at any time and from time to time at such prices and on such terms as our board of directors determines to be in our best interests and the best interests of our stockholders, but we anticipate that we will need to do so to raise sufficient capital to continue our operations as envisioned. Our common stock carries no preemptive or preferential rights to purchase any of our stock that we may issue in the future, and neither our existing certificate of incorporation nor our bylaws currently contain any provisions that have a material anti-takeover effect. Persons who continue as stockholders following implementation of the reverse stock split will not have any preemptive or other preferential rights to purchase any of our stock that we may issue in the future, unless such rights are specifically granted to the stockholders. Other than as described in this information statement, we have no current agreements to effect any extraordinary corporate transaction such as a merger, reorganization or liquidation, to sell or transfer any material amount of our assets, to change our board of directors or management, to change materially our or capitalization, or otherwise to effect any material change in our corporate structure of business. Our board of directors will take such action, as it deems necessary or appropriate to make equitable adjustments to any outstanding stock options or other rights to acquire our common stock.

Reservation of Right to Abandon the Reverse Stock Split

Our board of directors retains the right to abandon the reverse stock split, even though approved, if it determines prior to the effective date of the reverse stock split that the reverse stock split is not then in Cantabio's best interests or the best interests of our stockholders. Among the circumstances that might cause the board to abandon the reverse stock split is a significant risk of the reverse stock split failing to achieve the overall goal of reducing the number of record holders to fewer than 500, or where the expense of cashing out the stockholders with fewer than 5,000 shares becomes so high that the transaction become financially prohibitive. If the reverse stock split is not implemented, then we will be unable to terminate our registration and periodic reporting obligations until we have fewer than 500 holders of record of our common stock.

CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

We summarize below the material United States federal income tax consequences to the Company and to shareholders resulting from the Reverse Split. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations (the “Regulations”) issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. No assurance can be given that any such changes will not adversely affect the federal income tax consequences of the Reverse Split.

This summary does not address all aspects of the possible federal income tax consequences of the Reverse Split and is not intended as tax advice to any person or entity. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to shareholders of the Company in light of their individual investment circumstances nor to shareholders subject to special treatment under the federal income tax laws, including, without limitation, foreign corporations and non-resident aliens (collectively, “Non-U.S. Holders”), financial institutions, regulated investment companies, real estate investment trusts, holders who are dealers in securities or foreign currency, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations, insurance companies, holders that received their Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, persons liable for alternative minimum tax, holders who hold their Common Stock as part of a hedge, straddle, conversion, constructive sale or other integrated transaction, or holders whose functional currency is not the U.S. dollar. In addition, this summary does not address the tax consequences of the Reverse Split arising under the unearned income Medicare contribution tax or under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than federal income taxation, including any U.S. federal estate or gift tax consequences. The discussion below neither binds nor precludes the Internal Revenue Service (the “IRS”) from adopting a position contrary to that expressed below, and the Company cannot assure holders that such a contrary position could not be asserted successfully by the IRS and adopted by a court if the position were litigated.

We will not obtain a ruling from the IRS or an opinion of counsel regarding the federal income tax consequences to the shareholders of the Company as a result of the Reverse Split. Accordingly, you are encouraged to consult your own tax advisor regarding the specific tax consequences of the proposed Reverse Split, including the application and effect of state, local, and foreign income and other tax laws.

This summary assumes that you are one of the following: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate the income of which is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This summary also assumes that you have held and will continue to hold your shares as capital assets for federal income tax purposes.

You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences applicable to your specific circumstances.

The decision to engage in the Reverse Split at this time is not the result of any tax consequences of the Reverse Split. We believe that the Reverse Split will be treated as a tax-free “recapitalization” for federal income tax purposes. This should result in no material federal income tax consequences to the Company or to the shareholders who do not receive cash in the Reverse Split. However, if you are a Cashed-Out Stockholder receiving cash in the Reverse Split, you may not qualify for tax free “recapitalization” treatment for federal income tax purposes.

Federal Income Tax Consequences to Shareholders Who Do Not Receive Cash in Connection with the Reverse Split

If you (i) continue to hold stock directly immediately after the Reverse Split and (ii) you receive no cash as a result of the Reverse Split, you should not recognize any gain or loss in the Reverse Split for federal income tax purposes. Your aggregate adjusted tax basis in your shares of stock held immediately after the Reverse Split will be equal to your aggregate adjusted tax basis in your shares of stock held immediately prior to the Reverse Split and you will have the same holding period in your stock as you had in such stock immediately prior to the Reverse Split.

Federal Income Tax Consequences to Shareholders Who Receive Cash in Connection with the Reverse Split

If you (i) receive cash in exchange for fractional shares as a result of the Reverse Split, (ii) you do not continue to hold any stock directly immediately after the Reverse Split, and (iii) you are not related to any person or entity that holds stock immediately after the Reverse Split, you will recognize capital gain or loss on the Reverse Split for federal income tax purposes, with such gain or loss measured by the difference between the cash you receive for your cashed out stock and your aggregate adjusted tax basis in such stock.

If you receive cash in exchange for fractional shares as a result of the Reverse Split, but either continue to directly own stock immediately after the Reverse Split, or are related to a person or entity who continues to hold stock immediately after the Reverse Split, you will recognize capital gain or loss in the same manner as set forth in the previous paragraph, provided that your receipt of cash either (i) is “not essentially equivalent to a dividend,” (ii) constitutes a “substantially disproportionate redemption of stock,” or (iii) constitutes a “complete termination of interest,” as described below.

(i) “Not Essentially Equivalent to a Dividend.” You will satisfy the “not essentially equivalent to a dividend” test if the reduction in your proportionate interest in the Company resulting from the Reverse Split (taking into account for this purpose the stock owned by persons related to you) is considered a “meaningful reduction” given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority shareholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will satisfy this test.

(ii) “Substantially Disproportionate Redemption of Stock.” The receipt of cash in the Reverse Split will be a “substantially disproportionate redemption of stock” for you if the percentage of the outstanding shares of stock of the Company owned by you (and by persons related to you) immediately after the Reverse Split is (a) less than 50% of all outstanding shares and (b) less than 80% of the percentage of shares of stock owned by you (and by persons related to you) immediately before the Reverse Split.

(iii) “Complete Termination of Interest.” To satisfy the “complete termination of interest” test, you cannot continue to hold any stock directly immediately after the Reverse Split. If you are treated as owning shares of stock actually or constructively owned by certain individuals and entities related to you, you may still satisfy the requirements of this test if you (a) retain no interest in the corporation immediately after the Reverse Split (including any interest as an officer, director, or employee), other than an interest as a creditor, (b) do not acquire an interest in the corporation within ten years after the date of the Reverse Split, and (c) agree to notify the Internal Revenue Service of the acquisition of any interest in the corporation within that ten-year period. You should consult your tax advisor for details if you find that these facts describe your situation and you wish to recognize capital gain or loss on the receipt of cash for your cashed out stock.

In applying these tests, you will be treated as owning shares of stock actually or constructively owned by certain individuals and entities related to you. If your receipt of cash in exchange for stock is not treated as capital gain or loss under any of the tests, it will be treated first as ordinary dividend income to the extent of your ratable share of the Company’s current and accumulated earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining amount will be treated as capital gain. For a more detailed discussion, please see “Capital Gain and Loss” and “Special Rate for Certain Dividends” in this section below. If your receipt of cash in exchange for stock is treated as ordinary dividend income, you may not receive any tax benefit from your basis in such shares.

Capital Gain and Loss

For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

Special Rate for Certain Dividends

In general, dividends are taxed at ordinary income rates. However, you may qualify for a 15% rate of tax on any cash received in the Reverse Split that is treated as a dividend as described above, if (i) you are an individual or other non-corporate shareholder, (ii) you have held the share of stock with respect to which the dividend was received for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date, as determined under the Code, and (iii) you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. You are urged to consult with your tax advisor regarding your applicability for, and the appropriate federal, state, local, foreign or other tax treatment of, any such dividend income.

Backup Withholding

Shareholders will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) to the Transfer Agent in connection with the Reverse Split to avoid backup withholding requirements that might otherwise apply. The letter of transmittal will require each shareholder to deliver such information when the Common Stock certificates are surrendered following the Effective Date of the Reverse Split. Failure to provide such information may result in backup withholding at a rate of 28%.

As explained above, the amounts paid to you as a result of the Reverse Split may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the Reverse Split, in light of your specific circumstances.

Tax Consequences of the Reverse Split to the Company

With respect to the Reverse Split, the Company generally should not recognize any gain or loss for U.S. federal income tax purposes. Under the Code, an “ownership change” with respect to a corporation can significantly limit the amount of pre-ownership change net operating losses (“NOLs”) and certain other tax assets that the corporation may utilize after the ownership change to offset future taxable income. Very generally, an ownership change occurs if the aggregate stock ownership of holders of at least 5% of a corporation’s stock increases by more than 50 percentage points over the preceding 3-year period. The Company does not expect the Reverse Split to have a material impact on its NOLs or other relevant tax assets, as determined for U.S. federal income tax purposes.

THE PRECEDING DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT IS GENERAL AND DOES NOT INCLUDE ALL CONSEQUENCES TO EVERY SHAREHOLDER UNDER FEDERAL, STATE, LOCAL, OR FOREIGN TAX LAWS. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE REVERSE SPLIT, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

THE REVERSE STOCK SPLIT

Basic Terms

On or about the 20th day following the mailing of this information statement, which we expect to commence on or about the date hereof, we will file the certificate of amendment to our certificate of incorporation with the Delaware Secretary of State to effect a 1-for-5,000 reverse stock split of our common stock, as approved by our board of directors on March 19, 2019 and the holders of (a) a majority of our outstanding shares of common stock on March 19, 2019.

Under the terms of the reverse stock split, every holder of record of our common stock on the date of effectiveness of the filing of the certificate of amendment will be entitled to receive one share of our new common stock for every 5,000 shares of our existing common stock held by that person. No fractional shares will be issued, and:

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Stockholders who hold less than 5,000 shares of existing common stock on the effective date of the reverse stock split will receive cash in the amount of $0.01296 per share of existing pre-reverse split common stock.

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Stockholders who hold more than 5,000 shares of existing common stock on the effective date of the reverse stock split will receive:

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one share of new common stock for each 5,000 shares of existing common stock held on the effective date of the reverse split; and

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cash in lieu of any fractional share of new common stock that such holder would otherwise be entitled to receive on the basis of $0.01296 per share of existing common stock.

If you currently hold less than 5,000 shares of our common stock and you want to continue to hold our common stock after the reverse stock split, you may do so by taking either of the following actions far enough in advance so that it is complete before the close of business on the date of effectiveness of the filing of the certificate of amendment to effect the reverse stock split:

*

purchase a sufficient number of shares of our common stock on the open market and have them registered in your name and consolidated with your current record account if you are a record holder, or have them entered in your account with a nominee, such as your broker or bank, in which you currently hold shares of our common stock, so that you hold at least 5,000 shares of our common stock in your record account immediately prior to the effective date of the reverse stock split; or

*

if applicable, consolidate your record accounts, or your accounts with nominees, so that you hold at least 5,000 shares of our common stock in a single record account immediately prior to the effective date of the reverse stock split.

Because of the limited trading market for our common stock, you may be unable to purchase enough shares to retain an equity interest in Cantabio.

We intend for the reverse stock split to treat stockholders holding common stock in street name through a nominee, such as a bank or broker, in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to effect the reverse stock split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.

The reverse stock split is structured as a "going private" transaction under SEC Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended, because it is intended to, and if completed will likely, reduce the number of record holders of our common stock to fewer than 500, which will permit us to terminate our registration and periodic reporting obligations. In connection with the reverse stock split, we have filed a Rule 13e-3 transaction statement on Schedule 13E-3 with the SEC. We intend to apply for the termination of our registration and periodic reporting obligations as soon as practicable after the effective date of the reverse stock split.

Effective Date

We intend to make the effective date of the reverse stock split will the date that the Delaware Secretary of State accepts for filing the certificate of amendment to our certificate of incorporation. We intend for that date to be on or about the 20th day following the mailing of this information statement, which we expect to commence on or about the date hereof.

Stock Certificates

Broadridge Financial Solutions, Inc. has been appointed as our exchange agent to carry out the exchange of existing stock certificates for new common stock certificates and to send cash payments to the stockholders who would otherwise be entitled to receive fractional shares of new common stock as a result of the reverse stock split. Promptly following the effective date of the reverse stock split, Broadridge Financial Solutions, Inc. will send a letter of transmittal to each affected stockholder, which will describe the procedures for surrendering stock certificates in exchange for new common stock or, if applicable, cash consideration to be received in lieu of fractional shares of new common stock. Upon receipt of the stock certificates and properly completed letters of transmittal, the transfer agent will issue the appropriate new stock certificates or make the appropriate cash payment within approximately 20 business days.

No service charges will be payable by our stockholders in connection with the exchange of certificates or the payment of cash in lieu of issuing fractional shares. Cantabio will bear all such expenses. We will not pay interest on cash sums due to any such stockholder in connection with the reverse stock split.

In connection with the reverse stock split, our common stock will be identified by a new Committee on Uniform Security Identification Procedures, or "CUSIP," number. This new CUSIP number will appear on any stock certificates representing shares of our new common stock after the effective date of the reverse stock split.

All stock certificates evidencing ownership of Cantabio common stock outstanding immediately prior to the reverse stock split will be deemed for all purposes to represent (a) a claim for cash payment in lieu of a fractional share of new Cantabio common stock and/or (b) new certificates representing the number of shares of new Cantabio common stock that will result from the reverse stock split, whether or not the certificates representing existing Cantabio common stock are surrendered for exchange. Do not send your stock certificates to Cantabio or our transfer agent until you have received a transmittal letter and followed the instructions therein.

Dissenters' Rights

Stockholders are not entitled to appraisal rights in connection with the reverse stock split under either Cantabio's certificate of incorporation, as amended, or the Delaware General Corporation Law.

Provision for Unaffiliated Stockholders

Neither Cantabio, nor any of our executive officers, directors nor any person controlling Cantabio has made any provision in connection with the reverse stock split to grant unaffiliated stockholders access to our corporate files or to obtain counsel or appraisal services for the unaffiliated stockholders at our expense.

Stockholder Approval of the Reverse Stock Split

Under Section 228 of the Delaware General Corporation Law, unless otherwise provided in a corporation's certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action to be taken is signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on the action were present and voted.

Under the Delaware General Corporation Law and Cantabio's existing certificate of incorporation, as amended, the approval by the holders of a majority of our outstanding shares of common stock is required to adopt the certificate of amendment to our certificate of incorporation and approve the Reverse Split.

On March 19, 2018, stockholders (all of whom are affiliated stockholders) of Cantabio holding approximately 70.0% of our outstanding common stock delivered to Cantabio their consent approving the reverse stock split and other transactions contemplated thereby and adopting for filing the certificate of amendment to our certificate of incorporation. The stockholder consent is sufficient under Delaware law to approve the certificate of amendment and the reverse stock split without the concurrence of any other stockholders. Therefore, no further action of the stockholders is necessary to approve the reverse stock split. Cantabio has not required the approval of the reverse stock split by the holders of a majority of Cantabio's shares held by persons unaffiliated with Cantabio.

Pursuant to Section 228(e) of the Delaware General Corporation Law, we are delivering notice of action by written consent of Cantabio's stockholders to stockholders as of the close of business March 19, 2019, the date on which written consents executed by a sufficient number of stockholders to approve the certificate of amendment were delivered to Cantabio.

Source of Funds and Financial Effect of the Reverse Stock Split

Given that the actual number of shares of common stock that we will purchase is unknown at this time, the total cash we will pay to stockholders is currently unknown, but is estimated to be approximately $22,000. We expect to use cash on hand to pay the cash consideration in connection with the reverse stock split and other expenses for the reverse stock split. We recently issued our director, Max Zhu, $1,500,000 of convertible notes with the intention of using the proceeds from such sale to redeem outstanding convertible debentures and to finance the going private transaction.

Fees and Expenses

The following is a reasonably itemized statement of the fees and expenses that have been incurred or that are estimated to be incurred in connection with the reverse stock split and the transactions related to the reverse stock split:

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$22,000 in cash consideration to our stockholders in lieu of fractional shares of new common stock;

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$55,000 in legal and accounting fees;

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$35,000 for the preparation of a third-party valuation of our shares;

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$5,000 for printing, mailing and other costs in connection with the mailing of this information statement;

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$10,000 to Broadridge Financial Solutions, Inc.  for exchange agent services; and

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$5,000 for miscellaneous expenses.

Cantabio has paid or will be responsible for paying all fees and expenses incurred or to be incurred in connection with the reverse stock split and the transactions related to the reverse stock split.

Accounting Consequences

The par value per share of our common stock will remain at $0.001 per share following the reverse stock split. The reverse stock split will result in a decrease in per share net loss and an increase in net book value per share of our common stock because fewer shares of our common stock will be outstanding.

Certain Legal Matters

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the reverse stock split, nor any approval or other action by any governmental, administrative or regulatory agency or authority, domestic or foreign, that would be required to consummate the reverse stock split, other than approvals, filings or notices required under federal and state securities laws and the filing of the certificate of amendment to our certificate of incorporation with the Delaware Secretary of State.

MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Market Information for Our Common Stock

Our common stock is currently traded on the OTCQB over the counter market maintained by the OTC Markets Group Inc. under the symbol "CTBO." The trading in our common stock is extremely limited. The following table sets forth the quarterly high and low bid prices as set out below, based upon quotations periodically published by the OTCQB. All price quotations represent prices between dealers, without retail mark-ups, mark-downs, or commissions and may not represent actual transactions.

Quarter Ended	High Bid	Low Bid

Fiscal Year 2019
December 31, 2018	$0.0350	$0.0060
September 30, 2018	$0.0440	$0.0102
June 30, 2018	$0.0990	$0.0152

Fiscal Year 2018
March 31, 2018	$0.13	$0.02
December 31, 2017	$0.08	$0.01
September 30, 2017	$0.15	$0.05
June 30, 2017	$0.19	$0.09

Fiscal Year 2017
March 31, 2017	$0.30	$0.09
December 31, 2016	$0.60	$0.12
September 30, 2016	$3.27	$0.51
June 30, 2016	$3.79	$1.54

The last reported sales price for our shares on the OTCQB as of March 12, 2019, was $0.0034 per share. As of March 13, 2019, we had 20 shareholders of record.

Our Dividend Policy

We have not paid any cash dividends on our common stock, and do not anticipate paying cash dividends on our common stock in the foreseeable future. Our credit facility currently prohibits us from paying dividends on our common stock. We anticipate that any income generated in the foreseeable future will be retained for the development and expansion of our business. Our future dividend policy is subject to the discretion of the board of directors and will depend upon a number of factors, including future earnings, debt service, capital requirements, restrictions in our credit facility, business conditions, our financial condition and other factors that our board of directors deems relevant.

INFORMATION CONCERNING CANTABIO

We are a preclinical stage biotechnology company focusing on commercializing novel therapies and the intellectual property generated from our research and development activities for Parkinson’s disease (PD) and Alzheimer’s disease (AD) and any other related diseases. Our strategy involves integrating therapeutic focus, target family biophysics, drug discovery technology and expertise into an innovative drug discovery approach, which identifies and develops small molecule pharmacological chaperones for clinical trials. In addition, our research efforts concentrate on the development of therapeutic proteins that can pass through the blood-brain barrier and supplement in vivo levels of proteins which display loss of function during disease conditions. Our small molecule therapy candidates program (CB101) and our protein therapy candidate (CB201) initially targets Parkinson’s disease and thereafter potentially a broad range of neurodegenerative diseases including Alzheimer’s disease, amyotrophic lateral sclerosis (ALS), Huntington’s disease and stroke. We also have 2 additional small molecule pharmacological chaperone programs for the treatment of Alzheimer’s Disease (and other related dementias); CB301, targeting the Tau protein, a leading target for the development of Alzheimer’s therapeutics, and CB401, targeting the Aß peptide, again a well-established target in Alzheimer’s drug research. We plan to advance a candidate from our CB101 program into clinical trials in 2020.

Our Drug Discovery Approach

Our mission is to commercialize innovative drug candidates with novel mechanisms of action as well as intellectual property generated from our research activities for neurodegenerative diseases such as Alzheimer’s and Parkinson’s disease. Our research efforts focus on the discovery and development of therapeutic small molecule pharmacological chaperones targeting proteins that misfold and aggregate in vivo.

Focusing on specific therapeutic targets we thoroughly investigate target family biophysics, bringing together a combination of drug discovery technologies, from initial screening through to specific disease assays, and understanding of disease biology into our innovative drug discovery approach, through which we identify and develop small molecule pharmacological chaperones and protein-based therapies for clinical trials for neurodegenerative and other diseases.

A pharmacological chaperone is a small molecule that can enter cells and bind to either a folded or misfolded structure of a protein to stabilize it or route it to the native folded functional form.

Our therapeutic targets consist of proteins that misfold, aggregate and lose their function or/and gain a toxic function in vivo.  Our small molecule pharmacological chaperones are designed to stabilize the native functional form of specific protein targets, thereby reducing their misfolding and aggregation and enabling the target protein’s function or preventing and/or eliminating the toxic function caused by these changes.

The use of pharmacological chaperones is a unique therapeutic approach that can directly target specific proteins to improve native function and protect from toxic function and thereby treat disease. We are applying a proprietary process to discover novel small molecule pharmacological chaperone drug candidates by applying biophysics based screening technologies in combination with cell-based models of the targeted diseases, which provide validation of the therapeutic effect of the identified pharmacological chaperones. In many cases, we can apply structure-based drug design for hit to lead and lead optimization.

In addition, we are pursuing the application of protein delivery technologies that enable the delivery of proteins into patients’ brain, supplementing low functional levels of these proteins in disease conditions.  Our therapeutic targets in this project are proteins, which display loss of function in disease-affected cells.  Our technologies involve the development and application of novel protein constructs, fusing specific proteins with unique cell permeable polypeptides, with the capability to pass through the blood-brain barrier and enter the central nervous system.

Research and Development Pipeline

Our research and development pipeline currently includes four programs, CB101 DJ-1 targeting small molecule for Parkinson’s and Alzheimer’s, CB201 CNS penetrant protein DJ-1 for Parkinson’s and Alzheimer’s and CB301 Tau targeting small molecule for Alzheimer’s. In addition, we are developing one therapeutic small molecule program, CB401, Aß peptide targeting small molecule for the treatment of Alzheimer’s Disease.

Our Directors and Executive Officers

The following table provides information regarding our executive officers and directors as of March 19, 2019.

Name	Age	Positions	Term
Gergely Toth	45	President, Chief Executive Officer, Director	May 22, 2015 - Present
Thomas Roger Sawyer	49	Chief Operations Officer, Director	May 22, 2015 - Present
Max Zhu	36	Director	November 2018 to Present

Each of our directors will serve in that capacity until our next annual shareholder meeting or until their successors are elected and qualified. Officers hold their positions at the will of our Board of Directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Dr. Gergely Toth, President, Chief Executive Officer, Director

Dr. Tóth received his MSc in Chemistry at the University of Szeged and later his PhD from the Department of Biomedical Sciences at Creighton University in 2001. He was a post-doctoral fellow at the Department of Molecular Biology at the University of California at Berkeley between 2001 and 2002. Dr. Tóth is a graduate of the Global BioExecutive program of the BioExecutive Institute (University of California, Berkeley, Haas School of Business; 2005). Dr. Tóth also received an Executive MBA from the University of Cambridge (UK) in 2012.

Dr. Tóth founded Gardedam in 2009. Dr. Tóth is also affiliated with the University of Cambridge in the UK, (Department of Clinical Neurosciences, Wolfson Brain Imaging Centre) since 2009, where he has been an Investigator in the NIHR Biomedical Research Unit on Dementia and of the Neurodegenerative Disease Initiative on AD funded by the Wellcome Trust and Medical Research Council. In addition, Dr. Tóth heads the Neurodegenerative Disease Drug Discovery research group since 2014 at the Academy of Sciences of Hungary in Budapest. Dr. Tóth’s research interests are the biophysical/structural biology aspects and therapeutic targeting of proteins that misfold and lose their native functions and/or gain toxic functions implicated in neurodegenerative diseases. Dr. Tóth is also a visiting lecturer in the Business of Biotechnology at the School of Pharmacy at the University College London.

Previously, Dr. Tóth was at Protein Mechanics (California, Mountain View) (later Locus Pharmaceuticals) where he was the Director of Computer Aided Drug Discovery Group between 2002-2005. Here he was a key contributor to leading both research and business development efforts and to selling Protein Mechanics to Locus Pharmaceuticals in 2004. From 2005-2009, Dr. Tóth was at Elan Pharmaceuticals (California, South San Francisco) in various roles mostly in drug discovery research for Parkinson’s and Alzheimer’s diseases. Dr. Tóth has been a strategic scientific consultant at Elan Pharmaceuticals between 2009-2013. Dr. Tóth published over 35 peer reviewed articles and patents on the topics of life sciences, drug discovery and the business of biotechnology, and he actively presents in various international conferences.

Dr. Thomas Roger Sawyer, Chief Operations Officer, Director

Dr. Sawyer completed his doctorate in biological sciences at the University of Glasgow in 2000 and quickly moved into the corporate world, starting the information technology companies Weather2 Limited and Advanced Weather Applications for which he served in the role of Chief Technology Officer. While helping to build and grow these companies, he also began consulting for clients in the logistics industry, providing strategy, technical architecture and business process consultancy for companies including Global Freight Solutions and Nightline.

Dr. Sawyer completed an Executive MBA at the University of Cambridge, graduating in 2012, specializing in corporate finance and management science and completed his thesis on the use of data for predictive analytical tools in industry. It was from Cambridge that he was recruited to work for private equity investors providing advice on project due diligence, appraisal, corporate structuring and economic valuation of minerals assets in southern and eastern Africa. After completing the due diligence work on assets and carrying out the initial corporate structuring he was appointed CEO of East African Gold plc, a gold exploration company headquartered in Mauritius and with extensive exploration licenses in the east African country of Uganda, in late 2011, continuing in this role until the end of 2014 when the company ceased operations. Under his leadership, the company successfully raised capital in excess of USD $4 million and carried out extensive exploration activities in a large area in a remote region of the country, with up to 100 employees and wide-reaching operations capabilities.

In 2015, Dr. Sawyer began mentoring start-up companies at the University of Cambridge and worked on various consulting projects including a proposal to finance Gardedam Therapeutics, culminating in the company’s rebranding, restructuring and a reverse merger at the end of 2015, and his appointment to the board. In 2016, he was appointed a Director of Cognetivity Ltd, a UK based company developing an artificial intelligence driven diagnostic test for dementia.

Dr. Sawyer has extensive experience starting and structuring companies, raising capital, IPOs, mergers, setting up joint ventures and corporate strategy. His background in research science allows him to incorporate the technical aspects of the development of projects with his experience in management and corporate finance, allowing this to be built into the overall business strategy and direction. He has lectured as a guest lecturer at the University of Cambridge, teaching entrepreneurial finance to MBA students, at University College London teaching finance of drug development to MSc students at the School of Pharmacy and at Exeter University teaching corporate finance and behavior to MSc students, and has been a speaker at international conferences. Dr. Sawyer has board experience in a number of industries; for Weather2 and Advanced Weather Applications in the area of information technology and business intelligence; Capro Ltd, an investment advisory and consultancy company specializing in consultancy and direct investment in growing businesses, in the extractive industry as Director of each of the East African Gold group companies, and for Cognetivity Ltd working on a SaaS solution for dementia diagnosis. He brings to the Company his abilities in strategic planning, corporate structuring, operations management, analytical modeling and the ability to raise capital to fund growth.

Dr Max Zhu, Director

Dr. Max Zhu is a scientist entrepreneur, investor and consultant. He has been a research scientist and Head of Computer-Aided Drug Design at Cantabio Pharmaceuticals Inc. from 2015-18. He has been an investor and shareholder in the company since 2015; more recently from 2018, he became a Director and was named head of business development for the company targeting the Asia-Pacific region.

Dr. Zhu obtained his PhD at the University of Cambridge researching Alzheimer’s Disease in 2013. His thesis focused on computational studies of the amyloid-β and that led to the discovery of a set of compounds which could become potential drug leads for AD. This research brought together his experience in computer science, AI, genome and protein structure analysis, computational biology and chemistry, where the combination of different skillsets and knowledge was needed in cross/multi-disciplinary biomedical research.

After completing his PhD, Dr. Zhu was first a scientist at VITA-Genes and then a director / technology officer at Vitargent Biotechnologies, both are biotech companies based in the Hong Kong Science Park. He developed extensive knowledge and know-how in biomedical innovations and R&D commercialization in the region in this period. At both companies he was also involved in business development and strategies as well as sales and marketing, gaining experience as a biotech entrepreneur in the greater China area.

Security Ownership of Principal Stockholders and Management

The following table shows the beneficial ownership of our common stock as of March 19, 2019 for (1) our directors, (2) our executive officer, (3) our directors and executive officers as a group and (4) beneficial owners of 5% or more of our common stock:

Name and Address of Beneficial Owner	Beneficial Ownership	% of class (1)

Dr. Gergely Toth 2225 East Bayshore Road Palo Alto, California	32,132,088	28.5
Dr. Thomas Roger Sawyer 2225 East Bayshore Road Palo Alto, California	9,092,093	8.1
Max Zhu 2225 East Bayshore Road Palo Alto, California	37,707,742	33.5
Directors and Officers as a Group	78,931,923	70.0

(1) Based on 112,724,148 shares of common stock issued and outstanding on March 12, 2019 and, for each shareholder listed, any shares that may be acquired by such holder within the next 60 days pursuant to any options, warrants, convertible notes or other convertible securities held by such shareholder.

Certain Relationships and Related Transactions With Affiliates

Max Zhu

Max Zhu is our largest shareholder and a director. During the year ended March 31, 2018, Mr Zhu converted two loans, totaling $134,993 in principal and interest into 5,959,664 shares.

Mr Zhu also advanced the company new notes totaling $100,000 and $120,000. The notes have a term of six and twelve months respectively. The first accrues interest at 23% up to the end of the term, and 28% thereafter. The second note accrues interest at 5% and carries a 20% redemption penalty.

On November 23, 2018, Mr. Zhu converted $146,392.37 of outstanding principal and interest on a convertible note into 14,639,237 shares of our common stock at a per share conversion price of $0.01. As a result of the share issuances discussed herein, our outstanding shares of common stock increased from 81,950,977 prior to the issuances to 96,590,214 after the issuances.

On December 8, 2018, we issued a convertible promissory note to Mr. Zhu in the principal amount of $1,500,000, of which $1,300,000 was due upon the signing of such note and $200,000 was due within 30 days of the signing of such note. The note carries an interest rate of 24% per annum. The note matures on June 8, 2019, if we decide to redeem the note prior to maturity we must pay a redemption premium of 10%.

Within thirty days of an equity investment of over $3.5 million (a “Qualifying Equity Investment”), the note holder may convert all or any portion of the note and accrued interest into shares of our common stock. The conversion price to be used is that equal to 80% of the pre-money valuation per share in such Qualifying Equity Investment, provided that the overall valuation of our Company may not exceed $9,000,000 on a post-money but pre-conversion basis.

The note holder may convert all or any portion of the note and accrued interest into shares of our common stock if there is no Qualifying Equity Investment using a conversion price based on a pre-conversion valuation of our Company of $9,000,000.

Consulting Agreement with Gergely Toth

On July 1, 2016, the Company entered into a consulting agreement with Toth and Associates, LTD for Dr. Toth to act as the Company’s CEO. The agreement calls for a standard monthly fee of approximately $12,000 plus any additional uncontracted hours at the same rate, and bonuses as follows (A) upon raising of capital on behalf of, or as part of the Company, an amount equal to 1.5% of the capital raised, (B) increasing the performance of the Company as measured by valuation in either an agreed valuation in the context of an investment or, in the case of a public company, market capitalization reaching $30.0 million, a fixed bonus of $50,000, payable wholly or in mutually agreed tranches over a 6 month period subsequent to the valuation event, (C) on the issuance of new stock for the purposes of a capital raise of an amount over $5.0 million, common stock equal to 1% of the Company’s post-investment issued share capital and (D) in the event of the Company, including any affiliated entities, securing a licensing agreement with any 3rd party, an amount equivalent to 1.5% of any payments to the Company under such licensing agreement.

Consulting Agreement with Thomas Roger Sawyer

On July 1, 2016, the Company entered a consulting agreement with Capro, LTD for Dr. Thomas Sawyer to act as the Company’s COO. The agreement calls for a standard monthly fee of approximately $10,000 plus any additional uncontracted hours at the same rate, and bonuses as follows (A) upon raising of capital on behalf of, or as part of the Company, an amount equal to 1.5% of the capital raised, (B) increasing the performance of the Company as measured by valuation in either an agreed valuation in the context of an investment or, in the case of a public company, market capitalization reaching $30.0 million, a fixed bonus of $50,000, payable wholly or in mutually agreed tranches over a 6 month period subsequent to the valuation event and (C) on the issuance of new stock for the purposes of a capital raise of an amount over $5.0 million, common stock equal to 1% of the Company’s post-investment issued share capital and (D) in the event of the Company, including any affiliated entities, securing a licensing agreement with any 3rd party, an amount equivalent to 1.5% of any payments to the Company under such licensing agreement.

We have no other related party transactions.

Selected Financial Information

In the table below, we provide you with historical selected financial data for the years ended March 31, 2018 and 2017. This information is derived from our consolidated financial statements included in the Annual Report on Form 10-K for the year ended March 31, 2018, which was filed by the Company on July 16, 2018 (the “Form 10-K”).

	For Fiscal Year Ended March 31
	2018	2017
	US$ (audited)	US$ (audited)
Statement of operation data:
Revenues	$0	$0
Operating expenses	1,348,788	1,069,269
Income/(Loss) from operations	(1,348,788)	(1,069,269)
Other Income & (Expenses)	(662,985)	(42,869)
Net income/ (Loss)	(2,011,773)	(1,112,138)
Earnings per share, basic and diluted	(0.07)	(0.04)
Weighted average ordinary shares outstanding	30,943,829	26,805,270

	March 31, 2018	March 31, 2017
Balance sheet data
Current assets	$109,426	$33,523
Total assets	109,426	33,523
Current Liabilities	1,982,630	887,445
Total Liabilities	1,982,630	887,445
Total equity	(1,873,204)	(853,922)

In the table below, we provide you with historical selected financial data for the three- and six-month periods ended September 30, 2018 and 2017. This information is derived from our consolidated financial statements included in the quarterly report on Form 10-Q filed by the Company for the quarterly period ended September 30, 2018 filed on November 13, 2018.

	For the three months ended September 30		For the six months ended September 30
	2018	2017	2018	2017

Statement of operation data:
Revenue	$0	$0	$0	$0
Operating expenses	234,131	276,339	470,003	564,265

Loss from operations	(234,131)	(276,339)	(470,003)	(564,265)
Total Other Income & (Expenses)	(334,485)	(68,952)	(565,476)	(133,423)
Net loss	$(568,616)	$(345,291)	$(1,035,479)	$(697,688)
Basic and Diluted Loss per share	$(0.01)	$(0.01)	$(0.02)	$(0.03)
Weighted average number of common shares outstanding	58,430,000	27,284,000	55,745,000	27,145,000

	September 30, 2018	March 31, 2018
Balance sheet data	-	-
Current assets	$185,236	$109,426
Total assets	185,236	109,426
Current Liabilities	2,488,477	1,982,630
Total Liabilities	2,488,477	1,982,630
Total equity	(2,303,241)	(1,873,204)

The Company’s net book value at March 31, 2018 and at September 30, 2018 was $(1,873,204) and $(2,303,241), respectively, or approximately $0.03 and $0.03 per share, respectively.

OTHER MATTERS

Available Information

Because the reverse stock split will constitute a "going private" transaction, we have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the reverse stock split. The Schedule 13E-3 contains additional information about Cantabio and the reverse stock split. Copies of the Schedule 13E-3 are available for inspection and copying at our principal executive offices during regular business hours by any stockholder of Cantabio, or representative of a stockholder who has been so designated in writing, or by request directed to Gergely Toth at Cantabio Pharmaceuticals Inc., 2225 East Bayshore Rd., Suite 200 Palo Alto, CA 94303, telephone number 844-200-2826.

As permitted by the SEC, this information statement omits certain information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection or copying as set forth above. Statements contained in this information statement or in any document incorporated in this information statement by reference regarding the contents of any document are not necessarily complete and each of these statements is qualified in its entirety by reference to that document filed as an exhibit with the SEC.

Where You Can Find More Information

We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and, therefore, we file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document filed by us with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

This information statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy. We are not asking you for a proxy and you are requested not to send us a proxy. The delivery of this information statement will not create an implication that there has been no change in our affairs since the date of this information statement or that the information herein is correct as of any later date. You should not assume that the information contained in this information statement is accurate as of any date other than such date, and the mailing of this information statement will not create any implication that the information contained in this information statement is accurate as of any other date.

You should rely only on the information contained or incorporated by reference in this information statement. We have not authorized anyone to provide you with information that is different from what is contained in this information statement. This information statement is dated May 24, 2019.

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CANTABIO PHARMACEUTICALS INC.

(Pursuant to Section 242 of the General

Corporation Law of the State of Delaware)

Cantabio Pharmaceuticals Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST:

The Certificate of Incorporation of the Corporation is hereby amended by replacing ARTICLE 4 in its entirety with ARTICLE 4 set forth on Exhibit A attached hereto and incorporated herein by this reference. Other than ARTICLE 4, the Certificate of Incorporation shall not be changed by this Certificate of Amendment and shall remain in full force and effect.

SECOND:

The Board of Directors of the Corporation duly adopted resolutions setting forth the above-referenced amendment, declaring such amendment to be advisable, and calling for a vote of the stockholders of the Corporation on such amendment.

THIRD:

The stockholders of the Corporation duly approved the above-referenced amendment.

FOURTH:

The above-referenced amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH:

The effective time of the above-referenced amendment shall be the date and time of the filing of this Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed as of the ____ day of _____________, 2019.

CANTABIO PHARMACEUTICALS INC.

By: ___________________________________

Name: Gergely Toth

Title:   President and Chief Executive Officer

EXHIBIT A

(a) Stock Authorization. The total number of shares of capital stock that the Corporation shall have authority to issue is two hundred and fifty million (250,000,000) shares of common stock, par value $0.001 per share (the "Common Stock"). Simultaneously with the effective time of the filing of this amendment with the Delaware Secretary of State (the "Effective Date"), each five thousand (5,000) shares of the Company's common stock issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split, into one (1) share of Common Stock, par value $0.001 per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates", whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's transfer agent for cancellation, a certificate or certificates (the "New Certificates", whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by the Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificate or scrip representing fractional share interests in New Common Stock will be issued, and no fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Company. If immediately prior to the Effective Date a stockholder of record holds less than five thousand (5,000) shares of Old Common Stock or a number of shares of Old Common Stock not evenly divisible by five thousand (5,000), then the Corporation shall make a cash payment to such stockholder in lieu of any fractional share of New Common Stock to which such stockholder would otherwise be entitled on the basis of $0.01296 per share of Old Common Stock. By way of example only, if immediately prior to the Effective Date a stockholder holds six thousand (6,000) shares of Old Common Stock, then upon the Effective Date, such stockholder shall be the holder of one (1) share of New Common Stock and shall be entitled to cash in the amount of $0.01296 multiplied by the one thousand (1,000) shares of Old Common Stock not reclassified and changed into shares of New Common Stock, or $12.96. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder of record in a single account, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's transfer agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the transfer agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting the exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that the taxes are not payable.